SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CERUS CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than The Registrant)

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CERUS CORPORATION

2550 Stanwell Dr.

Concord, CA 94520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 7, 2017

Dear Stockholder:

On behalf of the Board of Directors (the “Board”) of CERUS CORPORATION, a Delaware corporation (the “Company”), you are cordially invited to attend the Company’s 2017 Annual Meeting of Stockholders, to be held on Wednesday, June 7, 2017 at 9:00 a.m. local time at the Company’s principal executive offices, located at 2550 Stanwell Drive, Concord, California 94520. This year, stockholders are being asked to consider and act upon the following items, each of which is more fully discussed in the accompanying Proxy Statement:

1.	the election of the three nominees for director named in the Proxy Statement, to hold office until the 2020 Annual Meeting of Stockholders;

2.	the approval of an amendment and restatement of the Company’s Amended and Restated 2008 Equity Incentive Plan to increase the aggregate number of shares of common stock available for issuance thereunder by 6,000,000 shares and to make certain other changes thereto as described further in the accompanying proxy;

3.	the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement;

4.	the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017; and

5.	such other business as may be properly brought before the annual meeting.

We are mailing most of our stockholders a Notice of Internet Availability of Proxy Materials (the ‘‘Notice’’), rather than a paper copy of the Proxy Statement and the Company’s 2016 Annual Report. If you would like to receive a paper or electronic copy of these materials, please refer to the instructions on the set forth in the Notice. The Notice also contains instructions on how to access the proxy materials online, as well as how to vote over the telephone, the internet or in person.

We hope you will read the Proxy Statement and submit your proxy, or use telephone or Internet voting, prior to the meeting. Even if you plan to attend the meeting, please vote or submit your proxy as soon as possible to ensure that your shares are voted at the meeting in accordance with your instructions. If you vote over the telephone or the Internet, your vote must be received no later than 11:59 p.m. Eastern Time on June 6, 2017 in order to be counted. If you hold your shares through a broker, bank, or other nominee, please follow the instructions you receive from your broker, bank, or other nominee, as applicable, to vote your shares.

On behalf of the Board and our management team, we thank you for your continued support.

The record date for the annual meeting is April 13, 2017. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment thereof.

I personally look forward to seeing you at the 2017 Annual Meeting of Stockholders.

By Order of the Board of Directors

Lori L. Roll

Secretary

Concord, California

April 28, 2017

You can vote over the telephone or the internet, or, if you received a printed copy of the proxy materials via mail, by completing, signing and returning the proxy card as instructed in the materials. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the annual meeting, you must bring with you a proxy issued in your name from that record holder that confirms that you are the beneficial owner of those shares or follow the instructions for internet or telephone voting procedures provided by your broker, bank or other nominee.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 7, 2017, at 2550 Stanwell Drive, Concord, California 94520:

The proxy statement and annual report to stockholders are available at

www.proxyvote.com

CERUS CORPORATION

2550 Stanwell Drive

Concord, CA 94520

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

JUNE 7, 2017

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet or a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials to our stockholders over the internet. Accordingly, we are sending by mail only a Notice of Internet Availability of Proxy Materials, or the Notice, to certain of our stockholders of record and posting our proxy materials online at www.proxyvote.com. In addition, certain of our stockholders who previously requested to receive paper copies of our proxy materials instead of a Notice will be furnished a full set of proxy materials in the mail instead of the Notice. We intend to mail the full sets of proxy materials to the stockholders described in the previous sentence on or about April 28, 2017. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

The Notice contains only an overview of the complete proxy materials available. Stockholders are encouraged to access and review all the proxy materials on the website referred to in the Notice or request a paper or electronic copy of the full set of the proxy materials for review prior to voting. Instructions on how to access the proxy materials over the internet or to request a paper or electronic copy of the full set of the proxy materials may be found in the Notice. We intend to mail the Notice on or about April 28, 2017 to all stockholders of record as of April 13, 2017.

If I received a Notice, will I receive any proxy materials by mail other than the Notice?

No. If you received a Notice, you will not receive any other proxy materials by mail unless you request a paper or electronic copy of the proxy materials. To request that a full set of the proxy materials be sent to your specified postal or email address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided. You may also request a full set of the proxy materials by sending an email, referencing the control number set forth in the Notice, to sendmaterial@proxyvote.com.

How do I attend the annual meeting?

The annual meeting will be held on Wednesday, June 7, 2017 at 9:00 a.m. local time at our principal executive offices located at 2550 Stanwell Dr., Concord, CA 94520. Directions to the annual meeting may be found at http://www.cerus.com/About-Cerus/map-and-directions-usa/default.aspx. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 13, 2017 are entitled to vote at the annual meeting. On this record date, there were 103,791,605 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 13, 2017 your shares were registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below, or if you request a printed copy of the proxy materials, we urge you to vote by returning your proxy card to ensure your vote is counted. If you submit your proxy telephonically or over the internet, you must vote no later than 11:59 p.m. Eastern Time on June 6, 2017.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 13, 2017 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or the full set of proxy materials, as applicable, will be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Proposal No. 1: Election of three directors;

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Proposal No. 2: Approval of an amendment and restatement of the Company’s Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan”) to increase the aggregate number of shares of common stock available for issuance thereunder by 6,000,000 shares and to make certain other changes thereto as further described in this proxy statement;

•	Proposal No. 3: Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules; and

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Proposal No. 4: Ratification of the selection by the Audit Committee of the Board of Directors, or the Board, of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

What if another matter is properly brought before the annual meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all of the nominees to the Board or you may “Withhold” your vote for all nominees or for any individual nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that was delivered to you. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

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To vote using the proxy card, simply complete, sign and date the proxy card that you may request or that was delivered to you, and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the full set of proxy materials. Your vote must be received by 11:59 p.m., Eastern Time on June 6, 2017 to be counted.

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To vote through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or the full set of proxy materials. Your vote must be received by 11:59 p.m. Eastern Time on June 6, 2017 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice or the full set of proxy materials containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice or the full set of proxy materials to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 13, 2017.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing a proxy card or you do not vote by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or the NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.” In this regard, the election of directors (Proposal No. 1), the amendment and restatement of the 2008 Plan (Proposal No. 2), and the advisory approval of the compensation of our named executive officers (Proposal No. 3) are matters considered non-routine under applicable NYSE rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore we expect broker non-votes on Proposals Nos. 1, 2 and 3, but a broker or other may vote your shares on the ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017 (Proposal No. 4) even in the absence of your instruction. Accordingly, if you own shares through a broker or nominee, please be sure to instruct your broker or nominee how to vote to ensure that your vote is counted on all of the proposals.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections or if you indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted, as applicable, “For” the election of each of the three nominees for director named herein to the Board to hold office until the 2020 Annual Meeting of Stockholders; “For” the approval of the amendment and restatement of the 2008 Plan; “For” advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement; and “For” the ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017 (each as further described in this Proxy Statement). If any other matter is properly presented at the annual meeting, your proxyholder (one of the individuals identified on the proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We estimate that we will pay Alliance Advisors, LLC, our proxy solicitor, a fee of approximately $8,000, plus reimbursement of out-of-pocket expenses, which we estimate to be no more than $2,500, to solicit proxies. The actual costs of this proxy solicitation process could be higher or lower than our estimate. In addition to these written proxy materials, our proxy solicitor, directors and employees may also solicit proxies in person, by telephone or by other means of communication; however, our directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice or more than one set of proxy materials?

If you receive more than one Notice or more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions for each Notice or set of proxy materials that you receive to ensure that all of your shares are voted.

Can I change or revoke my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy and change your vote at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy and change your vote in any one of the following ways, regardless of how you previously voted:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 2550 Stanwell Drive, Concord, California 94520.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions to change or revoke your vote provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

Our stockholders may submit proposals on matters appropriate for stockholder action at annual stockholder meetings in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the 1934 Act. For such proposals to be included in our proxy materials relating to our 2018 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and your proposal must be submitted in writing by December 29, 2017 to our Corporate Secretary at 2550 Stanwell Drive, Concord, California 94520. However, if our 2017 Annual Meeting of Stockholders is not held between May 8, 2018 and July 7, 2018, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials.

Pursuant to our bylaws, if you wish to submit a proposal or nominate a director at our 2018 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must submit your proposal in writing to our Corporate Secretary at 2550 Stanwell Drive, Concord, California 94520 by no earlier than the close of business on March 9, 2018 and no later than the close of business on April 8, 2018. However, if our 2018 Annual Meeting of Stockholders is not held between May 8, 2018 and July 7, 2018, then you must notify our Corporate Secretary, in writing, no earlier than the close of business on the 90th day prior to the date of the 2018 Annual Meeting of Stockholders and no later than the close of business on the later of (i) the 60th day prior to the date of the 2018 Annual Meeting of Stockholders, or (ii) if we publicly announce the date of the 2018 Annual Meeting of Stockholders fewer than 70 days prior to the date of the 2018 Annual Meeting of Stockholders, the 10th day following the day that we first make a public announcement of the date of the 2018 Annual Meeting of Stockholders. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chair of the 2018 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the annual meeting and, therefore, may not be considered at the annual meeting. In addition, if you do not also comply with the requirements of the 1934 Act, our management will have discretionary authority to vote all shares for which we have proxies in opposition to any such stockholder proposal or director nomination.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes. With respect to the other proposals, the Inspector of Elections will count the votes “For,” “Against,” abstentions and, as applicable, broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. However, abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect with respect to any of the proposals.

How many votes are needed to approve each proposal?

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For Proposal No. 1, the election of directors, the three nominees receiving the highest number of “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote) will be elected as directors. Only votes “For” or “Withhold” will affect the outcome.

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Proposal No. 2, an amendment and restatement of our 2008 Plan to increase the number of shares of common stock available for issuance thereunder by 6,000,000 shares and to make certain other changes thereto as further described in this proxy statement, will be considered approved if it receives “For” votes from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting.

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Proposal No. 3, advisory approval of the compensation of our named executive officers as disclosed in this proxy statement, will be considered to be approved (on a non-binding advisory basis) if it receives “For” votes from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting.

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To be approved, Proposal No. 4, the ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, must receive “For” votes from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the annual meeting in person or represented by proxy. On the record date, there were 103,791,605 shares outstanding and entitled to vote. Thus, the holders of 51,895,803 shares must be present in person or represented by proxy at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or vote over the telephone or on the internet, or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chair of the annual meeting or the holders of a majority of shares present at the annual meeting in person or represented by proxy may adjourn the annual meeting to another date.

What proxy materials are available on the internet?

Our proxy statement and annual report to stockholders are available at www.proxyvote.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

This Proposal No. 1 is to elect the three nominees for director named herein to the Board. The Board is divided into three classes and each class has a three-year term. Vacancies on the Board may be filled by a majority of the remaining directors, unless the Board determines by resolution that a vacancy be filled by our stockholders. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The Board presently has seven members. There are three directors in the class whose term of office expires at the annual meeting. Proxies will not be voted for a greater number of persons than the three nominees named below. All of the nominees listed below were previously elected as directors of Cerus by our stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2020 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to invite directors and nominees for director to attend our annual meetings of stockholders. In 2016, Messrs. Cozadd and Greenman attended our annual meeting of stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, the proxies will be voted for the election of a substitute nominee or nominees proposed by our Nominating and Corporate Governance Committee. Each nominee for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected. Our management has no reason to believe that any of these nominees will be unable to serve.

Although the election of directors at the Annual Meeting is uncontested and directors are elected by a plurality of votes cast, and we therefore expect that each of the named nominees for director will be elected at the Annual Meeting, we have adopted a Director Resignation Policy pursuant to which any nominee for director at the Annual Meeting would be required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director receives a greater number of “Withhold” votes from his or her election than votes “For” such election. For more information on this policy see the section titled “Information Regarding the Board of Directors and Corporate Governance—Director Resignation Policy.”

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. The Nominating and Corporate Governance Committee also takes into consideration the tenure and the other commitments of the individual board members. To that end, the Nominating and Corporate Governance Committee has identified and evaluated the nominees in the broader context of the Board’s overall composition, with the goal of having members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to the effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director nominee that led the Nominating and Corporate Governance Committee and the Board to believe that such director nominee should continue to serve on the Board. However, each member of the Nominating and Corporate Governance Committee and the Board may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of the other members.

NOMINEES FOR ELECTION FOR A THREE YEAR TERM EXPIRING AT THE 2020 ANNUAL MEETING

Timothy B. Anderson, 70, has served as a member of our Board since 2003. Mr. Anderson was Senior Vice President of Strategy and Business Development of Baxter International, Inc., a pharmaceutical company, from 1999 until 2002, and held various management positions at Baxter International from 1992 until 1999, including President, Biotech Group from 1992 until 1997, Group Vice President from 1993 until 1997 and Chairman, Baxter Europe from 1997 until 1999. From 2006 until 2010, Mr. Anderson served as a member of the board of directors of Puricore Public Limited Company.

The Nominating and Corporate Governance Committee and the Board concluded that Mr. Anderson should continue to serve as a member of the Board in part due to his extensive knowledge of us and our operations, having been a director since 2003, which brings historic knowledge and continuity to the Board. The Board also considered his operational and global industry experience obtained from his many years as an executive focused on strategic matters with Baxter International. Accordingly, the Board believes that Mr. Anderson should be nominated to serve as a director based upon his business and strategic expertise acquired in successfully holding executive and leadership positions in biotechnology companies. Mr. Anderson’s knowledge of the biotechnology industry and business position him well to be nominated to serve as a member of our Board.

Bruce C. Cozadd, 53, has served as a member of our Board since November 2001. Mr. Cozadd is a co-founder of Jazz Pharmaceuticals, Inc. and has served as its Chairman and Chief Executive Officer since April 2009. In January 2012, Mr. Cozadd became the Chairman and Chief Executive Officer of Jazz Pharmaceuticals plc, the successor to Jazz Pharmaceuticals, Inc. From 2003 until April 2009, he served as Executive Chairman of Jazz Pharmaceuticals, Inc. From 1991 until 2001, he held various positions with ALZA Corporation, a pharmaceutical company now owned by Johnson & Johnson, most recently as its Executive Vice President and Chief Operating Officer, with responsibility for research and development, manufacturing and sales and marketing and prior to that as Chief Financial Officer and Vice President, Corporate Planning and Analysis. Previously, Mr. Cozadd was a member of the health care investment banking team at Smith Barney, Harris Upham & Co. He serves on the boards of Jazz Pharmaceuticals plc, Threshold Pharmaceuticals, Inc., or Threshold, a biotechnology company, and SFJAZZ and The Nueva School, both of which are non-profit organizations. He received a B.S. in molecular biophysics & biochemistry and economics from Yale University and an M.B.A. from the Stanford Graduate School of Business.

The Nominating and Corporate Governance Committee and the Board concluded that Mr. Cozadd should continue to serve as a member of the Board in part due to his extensive financial management expertise as the former Chief Financial Officer of ALZA Corporation. The Board also believes that because Mr. Cozadd has been a director since 2001, he brings historic knowledge and continuity to the Board. Mr. Cozadd’s financial management expertise also led the Board to determine that he is an “audit committee financial expert” as defined by SEC rules. The Nominating and Corporate Governance Committee and the Board also considered Mr. Cozadd’s extensive life sciences industry expertise and experience managing an international biopharmaceutical company as the Chairman and Chief Executive Officer of Jazz Pharmaceuticals plc. Accordingly, the Nominating and Corporate Governance Committee and the Board believe that Mr. Cozadd should be nominated to serve as a director based upon his business and financial expertise acquired in successfully holding executive and leadership positions in biotechnology companies, and his demonstrated reliability and commitment to service on our Board and our Audit Committee and Compensation Committee. Mr. Cozadd’s knowledge of the life sciences industry and business and healthcare related issues, combined with his experience as the Chief Executive Officer of an international biopharmaceutical company, position him well to be nominated to serve as a member of our Board.

While the Nominating and Corporate Governance Committee and the Board recognize that Mr. Cozadd serves as a director of both Jazz Pharmaceuticals plc and Threshold, the Nominating and Corporate Governance Committee and the Board believe that Mr. Cozadd has demonstrated the ability to dedicate sufficient time to, and to focus on, his duties as a director of Cerus, including his roles as Chair of our Audit Committee and as a member of our Compensation Committee. As Chairman and Chief Executive Officer of Jazz Pharmaceuticals plc, Mr. Cozadd does not serve on any Jazz Pharmaceuticals plc board committees, and accordingly serves only on board committees for Cerus and Threshold. With respect to Threshold, which is a small public company with a total of 15 employees as of December 31, 2016 and which recently entered into a definitive agreement to be effectively acquired in a “reverse merger” transaction, Mr. Cozadd serves only on the compensation committee of the Threshold board. In 2016, Mr. Cozadd had perfect attendance at all meetings held by our Board, as well as all meetings of the committees on which he served. In addition, Mr. Cozadd attended all of the meetings of the board of Jazz Pharmaceuticals plc. With respect to Threshold, Mr. Cozadd attended twelve of the thirteen board meetings, and all of the committee meetings for the committees on which he served, that were held in 2016. In addition to perfect attendance at all meetings of our Board, our Audit Committee and our Compensation Committee during 2016, Mr. Cozadd is highly engaged with management and other members of our Board, regularly meeting in advance of Board and committee meetings to assist with planning and discussion topics. In accordance with our Board’s standard practice, Mr. Cozadd reviews scheduled Cerus Board and committee meeting dates a year in advance to confirm availability to participate and attend all Board and committee meetings. Jazz Pharmaceuticals, Cerus and Threshold are all located in the San Francisco Bay Area. Finally, Mr. Cozadd does not serve on the boards of any privately-held, for-profit entities.

William M. Greenman, 50, has served our President and Chief Executive Officer and a member of our Board since April 2011. Mr. Greenman served as our Senior Vice President, Business Development and Marketing from August 2008 until April 2011 and was named our Chief Business Officer in April 2010. Mr. Greenman served as our President, Cerus Europe, from 2006 until August 2008. From 1999 to 2006, Mr. Greenman served as our Vice President, Business Development after returning to Cerus after a brief time in the venture capital business. Prior to joining us in 1995 as Director of Business Development, Mr. Greenman worked in various marketing and business development positions in Baxter’s Biotech Division from 1991 to 1995. Mr. Greenman has served on the board of directors of Aduro Biotech, Inc., a clinical-stage immunotherapy company, since June 2010. Mr. Greenman holds a B.A.S. in economics and biological sciences from Stanford University.

The Nominating and Corporate Governance and the Board concluded that Mr. Greenman should continue to serve as a member of the Board in part due to his extensive knowledge of our day-to-day operations obtained by virtue of his role as President and Chief Executive Officer. In addition, as a result of his various executive roles at Cerus over the last nineteen years, Mr. Greenman has a broad depth of experience and historical knowledge regarding Cerus’ clinical, commercial and regulatory pathways.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2018 ANNUAL MEETING

Daniel N. Swisher Jr., 54, has served as a member of our Board since June 2011 and has served as Chair of the Board since October 2013. Mr. Swisher has served as the Chief Executive Officer of Sunesis Pharmaceuticals, Inc., or Sunesis, and a member of its board of directors since January 2004 and as its President since August 2005. From December 2001 to December 2003, he served as the Chief Business Officer and Chief Financial Officer of Sunesis. From June 1992 to September 2001, Mr. Swisher served in various management roles, including Senior Vice President of Sales and Marketing, for ALZA Corporation. He also serves on the board of directors of Corcept Therapeutics Incorporated, or Corcept Therapeutics, a pharmaceutical company. Mr. Swisher holds a B.A. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

The Nominating and Corporate Governance Committee and the Board concluded that Mr. Swisher continues to be a valuable member of the Board based upon his relevant senior leadership experience acquired in executive leadership positions with Sunesis and ALZA Corporation, including as the former Chief Financial

Officer and current Chief Executive Officer of Sunesis. Mr. Swisher also brings a high level of financial experience acquired in his roles as Chief Financial Officer and now Chief Executive Officer of Sunesis, which contributes significantly to Audit Committee and Board discussions on financial matters. As a former Senior Vice President of Sales and Marketing, Mr. Swisher also brings unique sales and marketing experience to Board, which is critical as we continue to expand our U.S. and overseas sales operations.

While the Nominating and Corporate Governance Committee and the Board recognize that Mr. Swisher serves as a director of both Sunesis and Corcept Therapeutics, the Nominating and Corporate Governance Committee and the Board believe that Mr. Swisher has demonstrated his ability to dedicate sufficient time to, and to focus on, his duties as a director of Cerus, including his role as a member of our Audit Committee and a member of our Nominating and Corporate Governance Committee. In 2016, Mr. Swisher attended all meetings held by our Board, our Audit Committee and Nominating and Corporate Governance Committee. Mr. Swisher serves only on board committees for Corcept Therapeutics, where he serves on the Audit Committee, and Cerus. Mr. Swisher attended all of the meetings of the boards of Sunesis and Corcept Therapeutics and the committees on which he served that were held in 2016. In addition to perfect attendance at all meetings of our Board and our Audit Committee during 2016, Mr. Swisher is highly engaged with management and other members of our Board, regularly meeting in advance of Board to assist with planning and discussion topics, as well as at other times to discuss developments that our management would like to bring to the Board on an informal basis. In accordance with our Board’s standard practice, Mr. Swisher reviews scheduled Cerus Board and committee meeting dates a year in advance to confirm availability to participate and attend all Board and committee meetings. All of the companies for which he serves as a director are located in the San Francisco Bay Area, and Mr. Swisher does not serve on the boards of any privately-held, for-profit entities.

Frank Witney, Ph.D., 62, has served as a member of the Board since March 2014. Dr. Witney has served as President, Chief Executive Officer and a director of Affymetrix, Inc., a provider of life science products and molecular diagnostic products, from July 2011 through March 31, 2016, the date it was acquired by Thermo Fisher Scientific, Inc. Dr. Witney served as President and Chief Executive Officer of Dionex Corporation, a provider of analytical instrumentation and related accessories and chemicals, from April 2009 until its acquisition by Thermo Fisher Scientific, Inc. in May 2011. Between December 2008 and April 2009, Dr. Witney served as Affymetrix’s Executive Vice President and Chief Commercial Officer. Prior to that, Dr. Witney served as President and Chief Executive Officer of Panomics, Inc. from July 2002 to December 2008. Dr. Witney was a post-doctoral fellow at the National Institutes of Health and holds a Ph.D. in Molecular and Cellular Biology and an M.S. in Microbiology from Indiana University, and B.S. in Microbiology from the University of Illinois.

The Nominating and Corporate Governance Committee recommended, and the Board approved, Dr. Witney’s appointment to the Board, filling the vacancy left by our former director and Chair of the Board, B.J. Cassin, in part due to his extensive experience in the life science industry, his expertise in corporate strategy and the commercialization of products, and the depth of his scientific background acquired in various roles, including as President, Chief Executive Officer and a director of a public company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING

Dr. Laurence M. Corash, 73, one of our co-founders, has served as a member of our Board since December 2002. Dr. Corash has been our Chief Scientific Officer since July 2015. Previously, he had been our Senior Vice President and Chief Medical and Chief Scientific Officer since July 2009. Prior to that, he had been our Senior Vice President and Chief Medical Officer since March 2008, Vice President, Medical Affairs since July 1996 and Director of Medical Affairs from July 1994. Dr. Corash was a consultant to us from 1991 until 1994, when he joined us as Director, Medical Affairs. Dr. Corash has been a Professor of Laboratory Medicine at the University of California, San Francisco since July 1985. He was the Chief of the Hematology Laboratory for the Medical Center at the University of California, San Francisco from 1982 to 1997. From February 1990 to July 1994, Dr. Corash was a member of the FDA Advisory Panel for Hematology Devices. From 2008 until 2011, Dr. Corash served as the industry representative on the Department of Health and Human Services’ Advisory Committee on Blood Safety and Availability.

The Nominating and Corporate Governance Committee and the Board concluded that Dr. Corash continues to be a valuable member of the Board in part due to his extensive knowledge of us, having been a director since 2002, which brings historic knowledge and continuity to the Board. The Board also considered his scientific expertise obtained from almost 30 years as an M.D. in the field of hematology, which is relevant to our pathogen reduction technology for blood products.

Gail Schulze, 65, has served as a member of our Board since 2007. From May 2008 until June 2012, she was the Chief Executive Officer and Chairman of the Board of Directors of Zosano Pharma, a private biopharmaceutical company. From May 2006 to March 2007, she was the Chief Executive Officer and a director of YM Biosciences US and President, YM Biosciences, Inc., a global biopharmaceutical organization with three late-stage oncology programs. Prior to joining YM Biosciences in 2006, she was President, Chief Executive Officer and director of Eximias Pharmaceutical Corporation, also a late-stage biopharmaceutical company focused on oncology. From 2001 to 2004, Ms. Schulze was Chief Operating Officer and Deputy Chief Executive Officer of Aventis Behring LLC, a fully independent biologics subsidiary of Aventis, and from 1997 to 2001, she was Senior Executive Vice President and Chief Commercial Officer. From 1995 to 1997, she was Corporate Vice President of Allegiance Healthcare Corporation, where she led the creation and management of the Cost Management Services group of divisions. From 1979 to 1995, Ms. Schulze held multiple positions within Baxter Healthcare Corporation focused on the global development and commercialization of chronic therapies, most recently as President of the US Managed Care division and President of Renal Division Europe. Ms. Schulze has served on multiple private and public boards. She received a B.A. with highest honors in psychobiology from the University of California, Santa Cruz, studied neurophysiology at the University of Wisconsin and received her M.B.A. from the Stanford Graduate School of Business.

The Nominating and Corporate Governance Committee and the Board concluded that Ms. Schulze continues to be a valuable member of the Board in part due to her extensive business experience in executive roles in both large and small life sciences organizations at various stages of development.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

The NASDAQ Stock Market, or NASDAQ, listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, after its review to determine if there were any relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following five current directors are independent directors within the meaning of the applicable NASDAQ listing standards: Ms. Schulze, Dr. Witney and Messrs. Anderson, Cozadd, and Swisher. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. Mr. Greenman, our President and Chief Executive Officer, and Dr. Corash, our Senior Vice President and Chief Scientific Officer, are not independent directors by virtue of their employment with us.

BOARD LEADERSHIP STRUCTURE

The Board has an independent chair, Mr. Swisher, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board.

We believe that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and the best interests of our stockholders. As a result, we believe that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

Our management team is responsible for identifying and reviewing risks facing us, including, without limitation, strategic, operational, financial and regulatory risks and generally meets on a weekly basis as part of such responsibility to review and discuss our risk exposure on a day-to-day basis. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with securities and financial regulations, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. To the extent any risks identified by each standing committee of the Board are material to our strategic, operational, financial or regulatory matters or otherwise merit discussion by the whole Board, the respective committee chair will raise those risks at the next scheduled meeting of the Board. Typically, the Audit Committee meets at least quarterly to review our major financial risk exposures in connection with various matters, including the filing of our annual and quarterly reports with the SEC. The other committees of the Board meet at least annually to review and discuss each committee’s respective areas of oversight and related risk exposures in such areas. The Board and its committees periodically receive risk management updates through monthly business reports provided by management and discussed at meetings of the Board or its committees throughout the year. Following consideration of the information provided by management, the Board provides feedback and makes recommendations, as needed, to help minimize our risk exposure.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met six times during 2016. Each Board member attended 75% or more of the aggregate number of the meetings held by the Board and of the committees on which he or she served that were held in 2016.

As required under applicable NASDAQ listing standards, in 2016, our independent directors met six times in regularly scheduled executive sessions at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2016 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Timothy B. Anderson	X		X*
Bruce C. Cozadd	X*	X
Gail Schulze		X*
Daniel N. Swisher, Jr.	X		X
Frank Witney, PhD.		X
Total meetings in fiscal 2016	4	2	1

*	Committee Chairperson

Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NASDAQ and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the 1934 Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee: evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; reviews the relationships between us and any prospective independent registered public accounting firm that may bear on independence and discusses those relationships with the prospective independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our annual report on Form 10-K; discusses with management and the independent registered public accounting firm the results of the annual audit and the results of our quarterly financial statements; annually discusses with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB; reviews the results of management’s efforts to monitor compliance with our programs and policies designed to ensure adherence to applicable laws and rules, as well as to our Code of Business Conduct and Ethics, including review and approval of related-party transactions, and reviews and discusses with management and the independent registered public accounting firm our disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in periodic reports filed with the SEC. The Audit Committee also performs those specific functions as set forth above under the heading “Role of the Board in Risk Oversight.”

The Audit Committee is currently composed of three directors: Messrs. Anderson, Cozadd (Chair) and Swisher, all of whom were on the Audit Committee for all of 2016. The Audit Committee met four times during the fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.cerus.com under the section entitled “Investors” at “Corporate Governance.”

The Board reviews the NASDAQ listing standards and applicable definitions of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

The Board has also determined that each member of the Audit Committee qualifies as an “audit committee financial expert,” as defined in applicable rules and regulations promulgated by the SEC and satisfied the financial sophistication requirements of the NASDAQ listing standards. The Board made a qualitative assessment of Mr. Anderson’s level of knowledge and experience based on a number of factors, including his formal education and his service in executive capacities having financial oversight responsibilities. These positions include various management positions at Baxter International, Inc., pursuant to which Mr. Anderson has experience actively supervising the preparation of financial reports. The Board made a qualitative assessment of Mr. Cozadd’s level of knowledge and experience based on a number of factors, including his formal education and his service in executive capacities having financial oversight responsibilities. These positions include various management positions at ALZA Corporation, Jazz Pharmaceuticals, Inc. and Jazz Pharmaceuticals plc, pursuant to which Mr. Cozadd has substantial experience supervising the preparation of financial reports. The Board made a qualitative assessment of Mr. Swisher’s level of knowledge and experience based on a number of factors, including his formal education and his service in executive capacities having financial oversight responsibilities. These positions include his current role as President and Chief Executive Officer, as well as his prior role as Chief Financial Officer, at Sunesis Pharmaceuticals, pursuant to which Mr. Swisher has experience supervising the preparation of financial reports. For further information on the experience of Messrs. Anderson, Cozadd and Swisher, please see their biographies under “Proposal No. 1—Election of Directors.”

Report of the Audit Committee1

Our management has primary responsibility for preparing our financial statements and establishing the financial reporting process. Our independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with United States generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ Communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm, the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Audit Committee:

Mr. Bruce C. Cozadd

Mr. Timothy B. Anderson

Mr. Daniel N. Swisher, Jr.

Compensation Committee

The Compensation Committee is currently composed of three directors: Mr. Cozadd, Ms. Schulze (Chair) and Dr. Witney, all of whom were on the Compensation Committee for all of 2016. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). In addition, in determining whether Mr. Cozadd, Ms. Schulze and Dr. Witney are independent within the meaning of the NASDAQ listing standards pertaining to membership of the Compensation Committee, our Board determined, based on its consideration of factors specifically relevant to determining whether any such director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, that no member of the Compensation Committee has a relationship that would impair that member’s ability to make independent judgments about our executive compensation. The Compensation Committee met two times during the 2016 fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on our website at www.cerus.com under the section entitled “Investors” at “Corporate Governance.”

The Compensation Committee acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs including: establishment of corporate objectives relevant to the compensation of our executive officers and other senior management and evaluation of performance in light of these stated objectives; review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements of our chief executive officer and the other executive officers; and administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs. The Compensation Committee also performs those specific functions as set forth above under the heading “Role of The Board in Risk Oversight.” Under its charter,

[1]	The material in this Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Cerus Corporation under the Securities Act of 1933, as amended, or the 1933 Act, or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

the Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board, to grant stock awards under our equity incentive plans to persons who are not (i) “Covered Employees” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, or the Code; (ii) individuals with respect to whom we wish to comply with Section 162(m); or (iii) then subject to Section 16 of the 1934 Act.

Under its charter, the Compensation Committee has the authority, in its sole discretion, to retain (or obtain the advice of) any compensation consultant, legal counsel or other adviser to assist it in the performance of its duties, and has the sole authority to approve the reasonable fees and the other terms and conditions of the engagement of any such adviser. We must provide for appropriate funding, as determined by the Compensation Committee, for the payment of compensation to any such adviser. In this regard, the Compensation Committee has engaged Radford, an AON Hewitt Consulting Company, or Radford Consulting, as a compensation consultant since August 2010, as described in greater detail under the “Compensation Discussion and Analysis” section of this Proxy Statement. In March 2017, the Compensation Committee analyzed whether the work of Radford Consulting as a compensation consultant raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to our company by Radford Consulting; (ii) the amount of fees from our company paid to Radford Consulting as a percentage of the firm’s total revenue; (iii) Radford Consulting’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Radford Consulting or the individual compensation advisors employed by the firm with an executive officer of our company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of our company owned by the individual compensation advisors employed by the firm. Annual fees paid to Radford Consulting for their services as advisor to the Compensation Committee in 2016 were approximately $34,505, which was less than 1% of their total revenues. The Compensation Committee determined, based on its analysis of the above factors, that the work of Radford Consulting and the individual compensation advisors employed by Radford as compensation consultants to our company has not created any conflict of interest. The Compensation Committee intends to continue to assess the independence of any of our compensation advisers by reference to the foregoing factors, consistent with applicable NASDAQ listing standards.

For additional information on the specific processes, procedures and determinations of the Compensation Committee with respect to executive compensation for 2016, including the roles of executive officers and Radford Consulting in determining the amount and form of executive compensation, please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

With respect to director compensation matters, the Compensation Committee determines and sets non-employee director compensation in the manner more fully described under the section of this Proxy Statement entitled “Director Compensation.”

Compensation Committee Interlocks and Insider Participation

As noted above, our Compensation Committee currently consists of Mr. Cozadd, Ms. Schulze and Dr. Witney, each of whom served on our Compensation Committee for all of 2016. No member of the Compensation Committee is or has ever been one of our officers or employees. None of our executive officers has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee, nor has such a relationship existed in the past.

Compensation Committee Report2

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis, or the CD&A, contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended 2016.

Compensation Committee:

Ms. Gail Schulze

Mr. Bruce C. Cozadd

Dr. Frank Witney

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors; reviewing, evaluating and considering the recommendation for nomination of incumbent directors; recommending to the Board candidates for election to the Board; considering recommendations for Board nominees and proposals submitted by our stockholders; making recommendations regarding the membership of the committees of the Board; assessing the performance of the Board; overseeing all aspects of our corporate governance functions on behalf of the Board; and making recommendations to the Board regarding corporate governance issues. The Nominating and Corporate Governance Committee also performs those specific functions as set forth above under the heading “Role of the Board in Risk Oversight.”

The Nominating and Corporate Governance Committee currently consists of two directors: Messrs. Anderson (Chair) and Swisher, both of whom were on the Nominating and Corporate Governance Committee for all of 2016. All members of the Nominating and Corporate Governance Committee are independent (as “independence” is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met once during 2016. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at www.cerus.com under the section entitled “Investors” at “Corporate Governance.”

The Nominating and Corporate Governance Committee has not determined specific minimum criteria that a Board member must possess, but generally a qualified candidate must possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have the ability to work effectively with other members of the Board. While we do not have a formal policy on Board diversity, the Nominating and Corporate Governance Committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experience and other factors that contribute to our Board having an appropriate range of expertise, talents, experiences and viewpoints, and considers those diversity considerations, in view of the needs of the Board as a whole, when making decisions on director nominations. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee evaluates these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In identifying potential new members to our Board, the Nominating and Corporate Governance Committee uses an informal network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.

[2]	The material in this Compensation Committee Report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of Cerus under the Securities Act or the 1934 Act, other than the Cerus Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. When considering candidates for membership to the Board that are recommended by stockholders, the Nominating and Corporate Governance Committee employs the same policy that it uses to evaluate candidates recommended by members of the Board. Any stockholder wishing to recommend a director candidate should submit in writing the candidate’s name, biographical information, business qualifications, including a description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of our stock, to Mr. Anderson, Chair of the Nominating and Corporate Governance Committee, Cerus Corporation at 2550 Stanwell Drive, Concord, California 94520. Any such submission also must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. All qualified submissions will be reviewed by the Nominating and Corporate Governance Committee at the next appropriate meeting. If a stockholder wishes the Nominating and Corporate Governance Committee recommend a director candidate for nomination at our next annual meeting of stockholders, then recommendations must be received by us no sooner than 90 and no later than 60 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.

To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or group of stockholders that beneficially owned more than 5% of our voting stock.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

To date, we have not adopted a formal process for stockholder communications with the Board. However, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Our stockholders may communicate directly with any member of our senior management, the independent members of the Board or any Chair of a Board Committee, including the Chair of the Board, by writing directly to those individuals at Cerus Corporation at 2550 Stanwell Drive, Concord, California 94520. Stockholder communications related to director candidate recommendations should be directed to the Chair of the Nominating and Corporate Governance Committee, Mr. Anderson. In addition, if our stockholders or employees have any concerns related to our financial or accounting practices, we encourage communicating those concerns directly to the Chair of the Audit Committee, Mr. Cozadd.

CODE OF ETHICS

We have adopted the Cerus Corporation Code of Business Conduct and Ethics, or the Ethics Code, that applies to all of our officers, directors and employees. The Ethics Code is available on our website at www.cerus.com on the “Corporate Governance” page of the section entitled “Investors.” If we make any substantive amendments to the Ethics Code or grant any waiver from a provision of the Ethics Code to any executive officer or director, we intend to promptly disclose the nature of the amendment or waiver as required by applicable laws. To satisfy our disclosure requirements, we may post any waivers of or amendments to the Ethics Code on our website in lieu of filing such waivers or amendments on a Form 8-K.

Our employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Ethics Code. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

DIRECTOR RESIGNATION POLICY

We have adopted a Director Resignation Policy pursuant to which any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director (in an uncontested election) receives a greater number of “Withhold” votes from his or her election than votes “For” such election. In such case, the Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation. Promptly following the Board’s decision, we would disclose that decision and an explanation of such decision in a filing with the SEC or a press release.

PROPOSAL NO. 2

AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

In April 2017, our Board approved an amendment and restatement of our Amended and Restated 2008 Equity Incentive Plan, or the 2008 Plan, subject to stockholder approval. We refer to the 2008 Plan, as amended and restated by the Board in April 2017, as the Restated 2008 Plan throughout this proxy statement.

The Restated 2008 Plan contains the following material changes from the 2008 Plan:

•

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Restated 2008 Plan will not exceed 31,497,190 shares, which is an increase of 6,956,250 shares over the aggregate number of shares of our common stock that may be issued under the 2008 Plan. Such increase is equal to (i) 6,000,000 new shares, plus (ii) up to 956,250 shares subject to outstanding awards granted under our Inducement Plan as of April 13, 2017 that may become available for issuance under the Restated 2008 Plan pursuant to the terms of the Restated 2008 Plan. Such increase also constitutes a corresponding increase in the number of shares available for issuance under the Restated 2008 Plan pursuant to the exercise of incentive stock options.

•	Unless sooner terminated by the Board, the Restated 2008 Plan will automatically terminate on April 21, 2023. The 2008 Plan is currently scheduled to terminate on April 21, 2018.

Why You Should Vote for the Restated 2008 Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

The Board believes that it is very important that our eligible employees, consultants and directors receive part of their compensation in the form of equity awards to foster their investment in us, reinforce the link between their financial interests and those of our other stockholders and maintain a competitive compensation program. Equity compensation fosters an employee ownership culture, motivates employees to create stockholder value and, because the awards are typically subject to vesting and other conditions, promotes a focus on long-term value creation. The equity incentive programs we have in place have worked to build stockholder value by attracting and retaining extraordinarily talented employees, consultants and directors. The Board believes we must continue to offer competitive equity compensation packages in order to attract and motivate the talent necessary for our continued growth and success. See “Compensation Discussion and Analysis” contained in this proxy statement for more information regarding our executive compensation strategy.

We Expect to Continue to Experience Substantial Growth in Our Business

Our Board approved the Restated 2008 Plan to help ensure that we have sufficient shares available to attract and retain qualified employees to support our operations, including pursuant to our five-year contract with the Biomedical Advanced Research and Development Authority (BARDA), part of the U.S. Department of Health and Human Services’ Office of the Assistant Secretary for Preparedness and Response, that provides potential funding of up to $185 million to support the development of the INTERCEPT red blood cell system in the U.S., including funding studies necessary to support an FDA submission and accelerate commercial scale up to facilitate potential adoption by U.S. blood centers. Our five-year contract with BARDA includes a base period with committed funding and subsequent option periods. If exercised by BARDA, the subsequent options would fund activities related to broader implementation in areas of Zika virus risk, clinical and regulatory development programs in support of licensure, and development, manufacturing and scale-up activities. Related to manufacturing, we and our partners will be responsible for co-investment in the amount of $14.5 million. Our Compensation Committee believes that the Restated 2008 Plan will enable us to continue to grant stock options and other stock awards at levels determined appropriate by our Board and Compensation Committee for approximately one year.

The Restated 2008 Plan Combines Compensation and Governance Best Practices Designed to Protect our Stockholders’ Interests

We recognize that equity compensation awards dilute stockholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of stockholder interests. Certain provisions in the Restated 2008 Plan are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

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Flexibility in designing equity compensation scheme. The Restated 2008 Plan allows us to provide a broad array of equity incentives, including traditional stock option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards and performance cash awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•

Stockholder approval is required for additional shares. The Restated 2008 Plan does not contain an annual “evergreen” provision. Thus, stockholder approval is required each time we need to increase the share reserve allowing our stockholders the ability to have a say on our equity compensation programs.

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Repricing is not allowed without prior stockholder approval. The Restated 2008 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancelation of any outstanding stock options or stock appreciation rights that have an exercise price or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the Restated 2008 Plan unless our stockholders previously approve such action.

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Fungible share counting provisions. The share reserve under the Restated 2008 Plan is reduced by one share for each share of common stock issued pursuant to a stock option or stock appreciation right and 1.61 shares for each share of common stock issued pursuant to restricted stock, restricted stock units, performance stock awards, or other stock awards. This helps to ensure that we are using the share reserve effectively and with regard to the value of each type of equity award.

•

Submission of Restated 2008 Plan amendments to stockholders. The Restated 2008 Plan requires stockholder approval for certain material amendments to the Restated 2008 Plan, including as noted above, any increase in the number of shares reserved for issuance under the Restated 2008 Plan.

•	No single trigger accelerated vesting upon change in control. The Restated 2008 Plan does not provide for any automatic mandatory vesting of awards upon a change in control.

•

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Restated 2008 Plan must have an exercise price or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

We Manage Our Equity Award Usage Carefully and Dilution is Reasonable

The following table provides certain additional information regarding our equity incentive plans.

As of Record Date
Total number of shares of common stock subject to outstanding stock options	18,349,046
Weighted-average exercise price of outstanding stock options	$4.3661
Weighted-average remaining term of outstanding stock options	6.62 years
Total number of shares of common stock subject to outstanding full value awards	1,349,071
Total number of shares of common stock available for grant under the 2008 Plan	1,021,807
Total number of shares of common stock available for grant under other equity incentive plans(1)	248,000
Total number of shares of common stock outstanding	103,791,605
Per-share closing price of common stock as reported on NASDAQ Global Market	$4.11

(1)	Although there were 248,000 shares available for grant under our Inducement Plan as of April 13, 2017, no additional awards will be granted under our Inducement Plan if the Restated 2008 Plan is approved by our stockholders.

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2014, 2015 and 2016.

	Fiscal Year 2016	Fiscal Year 2015	Fiscal Year 2014
Total number of shares of common stock subject to stock options granted	2,722,062	3,729,970	2,783,775
Total number of shares of common stock subject to full value awards granted	761,990	0	0
Weighted-average number of shares of common stock outstanding	101,825,518	96,068,000	74,767,000
Burn Rate	3.42%	3.88%	3.72%

Our Compensation Philosophy Reflects Broad-Based Eligibility for Equity Awards

During the last three years (from 2014 through 2016), on average approximately 68.2% of our equity awards were granted to employees other than our named executive officers, or NEOs. The following table shows equity awards granted to our Chief Executive Officer, or CEO, and NEOs as a percentage of total grants (the “Concentration Ratio”) over such three year period, both with and without new-hire grants.

	2016(1)	2015(2)	2014(3)	3 Year Average
Grants to CEO	382,500	500,000	325,000	402,500
Grants to all NEOs (including CEO)	977,500	1,370,000	855,000	1,067,500
All Grants	3,484,052	3,729,970	2,783,775	3,332,599
Concentration Ratio (CEO)(4)	11.0%	13.4%	11.7%	12.0%
Concentration Ratio (all NEOs, including CEO)	28.1%	36.7%	30.7%	31.8%
Concentration Ratio (all NEOs, including CEO, without NEO new-hire grants)	18.7%	27.3%	30.7%	25.6%

(1)	In 2016, we granted equity awards covering 325,000 shares as NEO new-hire grants.
(2)	In 2015, we granted equity awards covering 350,000 shares as NEO new-hire grants.
(3)	In 2014, we did not grant any equity awards for NEO new-hire grants.
(4)	No new-hire grants were made to our CEO from 2014 through 2016.

If Proposal No. 2 Is Not Approved, We Will Not Have Enough Shares Available to Make Meaningful Grants to Help Us Attract and Retain Top Employees

If our stockholders approve this Proposal No. 2, the Restated 2008 Plan will become effective on the date of the annual meeting and no additional awards will be granted under our Inducement Plan. If our stockholders fail to approve this Proposal No. 2, the 2008 Plan will remain as is without any changes thereto and our Inducement Plan will continue to be effective in accordance with its terms. If this Proposal No. 2 is not approved, we will not have enough shares available under the 2008 Plan to make meaningful grants to help us attract and retain top employees.

Stockholders are requested in this Proposal No. 2 to approve the Restated 2008 Plan. The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the annual meeting will be required to approve the Restated 2008 Plan. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on this Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2

Description of the Restated 2008 Plan

The material features of the Restated 2008 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Restated 2008 Plan. Stockholders are urged to read the actual text of the Restated 2008 Plan in its entirety, which is appended to this proxy statement as Appendix A.

Background and Purpose

The terms of the Restated 2008 Plan provide for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-related awards, and performance awards that may be settled in cash, stock, or other property.

The purpose of the Restated 2008 Plan is to provide a means by which employees, directors, and consultants may be given an opportunity to purchase our common stock to assist us in securing and retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success.

Shares Available for Awards

If this Proposal No. 2 is approved, the aggregate number of shares of our common stock that may be issued under the Restated 2008 Plan will not exceed the following, subject to adjustment for certain changes in our capitalization:

•	24,540,940 shares previously authorized for issuance under the 2008 Plan; plus

•	an additional 6,000,000 new shares; plus

•

up to 956,250 shares subject to outstanding awards granted under our Inducement Plan as of April 13, 2017 that may become available for issuance under the Restated 2008 Plan pursuant to the terms of the Restated 2008 Plan.

We call this aggregate number the “Share Reserve.” The number of shares available for issuance under the Restated 2008 Plan is reduced by (i) one share for each share of common stock issued pursuant to an option grant or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) one and sixty one hundredths (1.61) shares for each share of common stock issued pursuant to restricted stock awards, restricted stock unit awards, performance stock awards, or other stock-related awards granted under the Restated 2008 Plan.

If a stock award expires or otherwise terminates without having been exercised in full or is settled in cash, such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of the common stock that may be issued pursuant to the Restated 2008 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to us because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares which are forfeited shall revert to and again become available for issuance under the Restated 2008 Plan. Any shares reacquired by us pursuant to our withholding obligations or as consideration for the exercise of an option shall not again become available for issuance under the Restated 2008 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the Restated 2008 Plan. The Restated 2008 Plan does not permit shares repurchased by us with proceeds collected in connection with the exercise of outstanding options to be returned to the Share Reserve.

To the extent there is a share of common stock issued pursuant to a stock award that counted as more than one share against the number of shares available for issuance under the Restated 2008 Plan and such share of common stock again becomes available for issuance under the Restated 2008 Plan, then the number of shares of common stock available for issuance under the Restated 2008 Plan shall increase by one and sixty one hundredths (1.61) shares.

Eligibility

Incentive stock options may be granted under the Restated 2008 Plan only to our employees (including officers) and employees (including officers) of our affiliates. Our employees (including officers), consultants and directors, and employees (including officers) and consultants of our affiliates, are eligible to receive all other types of awards under the Restated 2008 Plan. As of April 13, 2017, we (including our affiliates) had approximately 221 employees, five non-employee directors and 8 consultants.

Administration

The Restated 2008 Plan is administered by our Board, which may in turn delegate authority to administer the plan to a committee. Our Board has delegated administration of the Restated 2008 Plan to our Compensation Committee. Subject to the terms of the Restated 2008 Plan, our Compensation Committee determines recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, our Compensation Committee also determines the exercise price of options granted under the Restated 2008 Plan. The Compensation Committee has also delegated authority to a Non-Officer Stock Option Committee, or NOSOC, whose sole member is our Chief Executive Officer, to grant, within certain guidelines and without any further action required by the Compensation Committee, stock options and RSU’s to our non-officer employees. The purpose of this delegation of authority is to enhance the flexibility of option administration and to facilitate the timely grant of options to non-officer employees, including newly hired employees, within specified limits approved by the Compensation Committee. The size of grants made by the NOSOC must be within limits pre-approved by the Compensation Committee.

Repricing

The Restated 2008 Plan expressly provides that, without the approval of the stockholders within 12 months prior to such event, the Committee shall not have the authority to reduce the exercise price of any outstanding stock awards under the plan, reprice any outstanding stock awards under the plan or cancel and re-grant any outstanding stock awards under the plan.

Stock Options

Stock options will be granted pursuant to stock option agreements. Generally, the exercise price for an option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. Options granted under the Restated 2008 Plan will vest at the rate specified in the option agreement. A stock option agreement may provide for early exercise, prior to vesting, subject to our right to repurchase unvested shares in certain circumstances. Unvested shares of our common stock issued in connection with an early exercise may be repurchased by us.

In general, the term of stock options granted under the Restated 2008 Plan may not exceed ten years. Unless the terms of an optionholder’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 12 months in the event of disability or 18 months in the event of death, after the date the service relationship ends. If an optionholder’s service relationship with us, or any affiliate of ours, ceases for any reason other than disability or death, the optionholder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. In no event may an option be exercised after its expiration date.

Acceptable forms of consideration for the purchase of our common stock issued under the Restated 2008 Plan will be determined by our Compensation Committee and may include cash, common stock previously owned by the optionholder, payment through a broker assisted exercise or a net exercise feature, or other legal consideration approved by our Compensation Committee.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Limitations

No employee may be granted options or stock appreciation rights under the Restated 2008 Plan covering more than eight hundred thousand (800,000) shares of our common stock in any calendar year.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options, or ISOs, granted under the Restated 2008 Plan is equal to the Share Reserve. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonstatutory stock options, or NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of the ISO award must not exceed five years from the date of grant.

Restricted Stock Awards

Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for the recipient’s past or future services performed for us or an affiliate of ours. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Compensation Committee. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Compensation Committee. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock as deemed appropriate by our Compensation Committee, or in any other form of consideration determined by our Compensation Committee and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by our Compensation Committee. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights will be granted pursuant to stock appreciation rights agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by our Compensation Committee or its authorized committee, but shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Our Compensation Committee may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock or in cash or any combination of the two, or any other form of legal consideration approved by our Compensation Committee. If a stock appreciation right recipient’s relationship with us, or any affiliate of ours, ceases for any reason, the recipient may exercise any vested stock appreciation right up to three months from cessation of service, unless the terms of the stock appreciation right agreement provide that the right may be exercised for a longer or shorter period.

Performance Awards

The Restated 2008 Plan provides for the grant of two types of performance awards: performance stock awards and performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by our Compensation Committee. The maximum amount to be granted to any individual in a calendar year attributable to such performance awards may not exceed five hundred thousand (500,000) shares of our common stock in the case of performance stock awards, or one million dollars ($1,000,000) in the case of performance cash awards. We have never paid dividends or dividend equivalents on unvested performance awards.

Performance goals under the Restated 2008 Plan shall be determined by the our Compensation Committee, based on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Compensation Committee.

The Compensation Committee is authorized to determine whether, when calculating the attainment of performance goals for a performance period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Compensation Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the Restated 2008 Plan. Our Compensation Committee will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by our Compensation Committee.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split or stock dividend, the class and number of shares reserved under the Restated 2008 Plan (including share limits) and the class and number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Effect of Certain Corporate Events

The Restated 2008 Plan provides that, in the event of a dissolution or liquidation of us, then all outstanding awards shall terminate immediately prior to such dissolution or liquidation. The Restated 2008 Plan further provides that, unless otherwise provided in the award agreement, the following treatment will apply in the event of a sale, lease or other disposition of all or substantially all of the assets of us, sale of 90% or more of our outstanding securities, or specified types of mergers or consolidations (each, a “corporate transaction”). In the event of certain corporate transactions, all outstanding stock awards under the Restated 2008 Plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity elects not to assume, continue or substitute for such awards, the vesting and exercisability of such stock awards held by persons whose service with us has not terminated generally will be accelerated in full and our repurchase rights will generally lapse and such stock awards will terminate if and to the extent not exercised at or prior to the effective time of the corporate transaction. With respect to any awards that are held by other participants that terminated service with us prior to the corporate transaction, the vesting and exercisability provisions of such awards will not be accelerated and such awards will terminate if not exercised prior to the corporate transaction.

Plan Amendments

Our Compensation Committee will have the authority to amend or terminate the Restated 2008 Plan. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the Restated 2008 Plan as required by applicable law.

Plan Termination

Unless sooner terminated by the Board, the Restated 2008 Plan shall automatically terminate on April 21, 2023.

U.S. Federal Income Tax Consequences

The information set forth below is a summary of the principal United States federal income taxation consequences to us and our employees only and does not purport to be complete. This summary does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Restated 2008 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

The Restated 2008 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionee holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the Restated 2008 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Restated 2008 Plan.

Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units

Generally, stock unit awards granted under the Plan will be structured to conform to the requirements of Section 409A of the Code or qualify for an exception from application of Section 409A of the Code. Recipients of stock unit awards will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Potential Limitation on Company Deductions Under Section 162(m)

Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, generally, compensation attributable to stock options and stock appreciation rights granted under the Restated 2008 Plan will qualify as performance-based compensation. Compensation attributable to performance awards under the Restated 2008 Plan will qualify as Section 162(m) performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain and (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied.

Restated 2008 Plan Benefits

Restated 2008 Plan
Name and position	Dollar value	Number of shares
William M. Greenman President and Chief Executive Officer	(1)	(1)
Kevin D. Green Vice President, Finance and Chief Financial Officer	(1)	(1)
Richard Benjamin Chief Medical Officer	(1)	(1)
Laurence M. Corash Chief Scientific Officer	(1)	(1)
Vivek Jayaraman Chief Commercial Officer	(1)	(1)
All current executive officers as a group	(1)	(1)
All current directors who are not executive officers as a group	$525,000 per calendar year	(2)
All employees, including all current officers who are not executive officers, as a group	(1)	(1)

(1)	Awards granted under the Restated 2008 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Restated 2008 Plan, and our Board and Compensation Committee have not granted any awards under the Restated 2008 Plan subject to stockholder approval of this Proposal No. 2. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Restated 2008 Plan are not determinable.

(2)	Awards granted under the Restated 2008 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Restated 2008 Plan. However, pursuant to our current Amended and Restated Non-Employee Director Compensation Policy, each of our current non-employee directors automatically will be granted annual awards in the form of stock options and restricted stock unit awards on the date of each of our annual meetings of stockholders, provided that such individual will be continuing as a non-employee director following such date. The total dollar value of such annual awards (which will be divided equally between stock options and restricted stock unit awards) will be $100,000 for each of our continuing non-employee directors other than the Chair of the Board and $125,000 for the Chair of the Board. The number of shares of our common stock subject to each such award is not determinable at this time, as (i) the number of shares subject to each such stock option will be determined by dividing the target dollar value by the Black-Scholes value of a stock option share, determined using the average closing stock price for the 30 trading days preceding the grant date, and (ii) the number of shares subject to each such restricted stock unit award will be determined by dividing the target dollar value by the average closing stock price for the 30 trading days preceding the grant date. On and after the date of the annual meeting, any such awards will be granted under the Restated 2008 Plan if this Proposal No. 2 is approved by our stockholders. For additional information regarding our current Amended and Restated Non-Employee Director Compensation Policy, see the “Director Compensation” section below.

2008 Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the number of shares of our common stock subject to awards granted under the 2008 Plan since its original effectiveness and through April 13, 2017.

Name and position	Number of shares
William M. Greenman	3,449,564
President and Chief Executive Officer
Kevin D. Green	943,295
Vice President, Finance and Chief Financial Officer
Richard Benjamin	526,500
Chief Medical Officer
Laurence M. Corash	1,304,288
Chief Scientific Officer
Vivek Jayaraman	61,250
Chief Commercial Officer
All current executive officers as a group	8,040,859
All current directors who are not executive officers as a group	1,040,119
Each nominee for election as a director:
Timothy B. Anderson	237,176
Bruce C. Cozadd	237,176
William M. Greenman	3,449,564
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, including all current officers who are not executive officers, as a group	17,713,284

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2016.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	16,052,308	(2)	$4.34	5,802,551	(3)
Equity compensation plans not approved by security holders(4)	474,575	(5)	$6.35	772,950	(6)
Total	16,526,883	(7)	$4.39	6,575,501	(3)(6)

(1)	The calculation of the weighted-average exercise price does not take into account the shares subject to outstanding restricted stock units, or RSUs, which have no exercise price.
(2)	Includes 664,418 shares to be issued pursuant to outstanding RSUs.
(3)	Includes 1,438,211 shares authorized for future issuance under the 1996 Employee Stock Purchase Plan as of December 31, 2016, including shares subject to purchase during the current purchase period thereunder.
(4)	The 1998 Plan was adopted without the approval of our security holders. The 1998 Plan provided for grants of non-statutory stock options to our employees and consultants who are not officers or directors. In 2008, we adopted the 2008 Equity Incentive Plan, or the 2008 Plan, as the successor to and continuation of our 1999 Equity Incentive Plan, or the 1999 Plan, and our 1998 Non-Officer Stock Option Plan, or the 1998 plan. We refer to the 1999 Plan and the 1998 Plan as the Prior Plans, and following the effective date of the 2008 Plan in June 2008, no additional stock awards may be granted under the Prior Plans. All shares of common stock that had been reserved for future issuance under the 1998 Plan have been included under the 2008 Plan. In 2016, we adopted the Cerus Corporation Inducement Plan without the approval of our security holders, pursuant to which we reserved at total of 1,250,000 shares of our common stock for issuance thereunder. The Inducement Plan provides for the issuance of non-statutory stock options, restricted stock awards, RSUs, stock appreciation rights and other stock awards exclusively to individuals who were not previously employees or directors of Cerus, or who had experienced a bona fide period of non-employment, as an inducement material to the individual’s entry into employment with Cerus within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules. As of December 31, 2016, options to purchase 43,275 shares were outstanding under the 1998 Plan, and options to purchase 356,300 shares and RSUs covering 75,000 shares were outstanding under the Inducement Plan. All options granted under the 1998 Plan and the Inducement Plan have a maximum term of ten years. The 1998 Plan and the Inducement Plan, and awards thereunder, may be amended by the Board at any time or from time to time in accordance with the terms of the applicable plan and applicable law.
(5)	Includes 75,000 shares to be issued pursuant to outstanding RSUs granted under the Inducement Plan.
(6)	As of December 31, 2016, there were 772,950 shares remaining available for future issuance under the Inducement Plan. However, if Proposal No. 2 is approved, the Restated 2008 Plan will become effective on the date of the annual meeting and no additional awards will be granted under the Inducement Plan.
(7)	Includes 739,418 shares to be issued pursuant to outstanding RSUs.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2016 Annual Meeting of Stockholders, our stockholders reconfirmed their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board previously adopted a policy consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are designed to enhance stockholder value by attracting and retaining qualified individuals and motivating those individuals to perform at the highest of professional levels and to contribute to our growth and success.

Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to Cerus Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this Proposal No. 3 requires a “For” vote from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on this Proposal No. 3.

Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executives, the next scheduled say-on-pay vote will be at the 2018 Annual Meeting of Stockholders. Our stockholders will be able to indicate by advisory vote at the 2022 Annual Meeting of Stockholders any change in their preference as to the frequency of future advisory votes.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 3

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and the Board further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the 2017 Annual Meeting of Stockholders. Ernst & Young LLP has audited our financial statements since our inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor our other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, we are submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

Approval of this Proposal No. 4 requires a “For” vote from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on this Proposal No. 4.

ON BEHALF OF THE AUDIT COMMITTEE, THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 4

PRINCIPAL ACCOUNTANT FEES AND SERVICES

In connection with the audit of the 2016 financial statements, we entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit and interim review services for us. That agreement is subject to alternative dispute resolution procedures.

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2016 and December 31, 2015, by Ernst & Young LLP, our independent registered public accounting firm.

	Fiscal Year Ended
	2016	2015
	(in thousands)
Audit Fees	$1,300	$1,717
Audit-Related Fees	—	—
Tax Fees	6	51
All Other Fees	2	2

Total Fees	$1,308	$1,770

Audit Fees. Audit fees consist of fees for services rendered in connection with the annual audit of our financial statements and review of the interim financial statements in quarterly reports. This category also includes fees for audits provided in connection with statutory and regulatory filings and engagements or services that generally only the independent registered public accounting firm reasonably can provide to a client.

Audit-Related Fees. Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” There were no fees incurred under this category in 2016 and 2015.

Tax Fees. Tax fees include fees for tax compliance, tax planning and tax advice. Specifically, the amounts reflect fees paid to Ernst & Young LLP to prepare our federal and state tax returns, as well as other tax compliance work.

All Other Fees. Consists of fees for products and services other than the services described above. Specifically, the amounts reflect fees paid to Ernst & Young LLP in connection with the use of Ernst & Young LLP’s online accounting research tool.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accounting firm. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee also may delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any such pre-approvals are reported at the next scheduled Audit Committee meeting. All fees described in the Principal Accountant Fees and Services table above were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 13, 2017 (except as noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table below; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner(2)	Number of Shares	Percent of Total
Baker Bros. Advisors LP 667 Madison Avenue, 21st Fl. New York, NY 10065(3)	13,053,275	12.6
PRIMECAP Management Company 225 South Lake Avenue, #400 Pasadena, CA 91101 (4)	7,800,000	7.5
BlackRock, Inc. 55 East 52nd Street New York, NY 10055(5)	7,863,687	7.6
William M. Greenman(6)	2,740,787	2.6
Laurence M. Corash(7)	1,910,194	1.8
Kevin D. Green(8)	696,674	*
Richard Benjamin(9)	183,602	*
Vivek Jayaraman(10)	46,875	*
Timothy B. Anderson(11)	254,983	*
Bruce C. Cozadd(12)	250,831	*
Gail Schulze(13)	254,837	*
Daniel N. Swisher, Jr.(14)	180,379	*
Frank Witney, Ph.D.(15)	116,368	*
All executive officers and directors as a group (12 persons)(16)	7,692,933	7.4

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 13, 2017 are deemed to be outstanding for the purpose of computing the number of shares held and the percent of total ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percent of total ownership of any other person. Applicable percentages are based on 103,791,605 shares outstanding on April 13, 2017, adjusted as required by rules promulgated by the SEC.
(2)	Unless otherwise provided, the address for each of the beneficial owners listed is c/o Cerus Corporation, 2550 Stanwell Drive, Concord, California 94520.
(3)

Based solely upon information contained in Schedule 13G/A, jointly filed with the SEC on February 14, 2017 by Baker Bros. Advisors LP (the “Adviser”), Baker Bros. Advisors (GP) LLC (the “Adviser GP”), Felix J. Baker and Julian C. Baker, and certain shares are directly held by each of Baker Brothers Life Sciences, L.P. and 667, L.P. (collectively, the “Funds”). According to the Schedule 13G/A, pursuant to the amended and restated management agreements among the Adviser, the Funds and their respective general partners, the Funds’ respective general partners relinquished to the Adviser all discretion and authority with respect to the investment and voting power of the securities held by the Funds, the Adviser has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. The Adviser GP, Julian C. Baker and Felix J. Baker as principals of the Adviser GP, and the Adviser may be deemed to be the beneficial owners of securities directly held by the Funds, and may be deemed to have the power to vote or direct the vote of and the power to dispose or direct the disposition of such securities. The Adviser, the Adviser GP, Julian C. Baker and Felix J. Baker each disclaim beneficial ownership of the securities held by each of the Funds. The Schedule 13G/A jointly filed by Adviser GP, Julian C. Baker and Felix J. Baker provides information only as of December 31, 2016 and, consequently, the beneficial ownership of above-mentioned reporting persons may have changed between December 31, 2016 and April 13, 2017.
(4)	Based solely upon information contained in Schedule 13G/A, as filed with the SEC on February 9, 2017, PRIMECAP Management Company has sole voting and dispositive power with respect to 7,800,000 shares. The Schedule 13G/A filed by PRIMECAP Management Company provides information only as of December 31, 2016 and, consequently, the beneficial ownership of above-mentioned reporting person may have changed between December 31, 2016 and April 13, 2017.
(5)	Based solely upon information contained in Schedule 13G/A, as filed with the SEC on January 23, 2017, BlackRock Inc. has sole voting power with respect to 7,673,468 shares and dispositive power with respect to 7,863,687 shares. The Schedule 13G/A filed by BlackRock Inc. provides information only as of December 31, 2016 and, consequently, the beneficial ownership of above-mentioned reporting person may have changed between December 31, 2016 and April 13, 2017.
(6)	Includes 2,423,849 shares underlying stock options which are exercisable within 60 days of April 13, 2017.
(7)	Includes 581,249 shares underlying stock options which are exercisable within 60 days of April 13, 2017.
(8)	Includes 644,612 shares underlying stock options which are exercisable within 60 days of April 13, 2017.
(9)	Includes 181,770 shares underlying stock options which are exercisable within 60 days of April 13, 2017.
(10)	Includes 46,875 shares underlying stock options which are exercisable within 60 days of April 13, 2017.
(11)	Includes 159,543 shares underlying stock options which are exercisable within 60 days of April 13, 2017.
(12)	Includes 242,043 shares underlying stock options which are exercisable within 60 days of April 13, 2017.
(13)	Includes 254,837 shares underlying stock options which are exercisable within 60 days of April 13, 2017.
(14)	Consists solely of 180,379 shares underlying stock options which are exercisable within 60 days of April 13, 2017.
(15)	Consists solely of 116,368 shares underlying stock options which are exercisable within 60 days of April 13, 2017. If exercised in full as of the date of this table, 9,375 shares would be subject to a right of repurchase in our favor.
(16)	Includes 5,855,996 shares underlying stock options which are exercisable within 60 days of April 13, 2017. If exercised in full as of the date of this table, 9,375 shares would be subject to a right of repurchase in our favor.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Cerus. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that one report on Form 4 covering one purchase transaction was filed late by Dr. Larry Corash, and two reports on Form 4 covering an option exercise and the subsequent sale of the shares acquired upon such exercise were filed late by Caspar Hogeboom.

EXECUTIVE OFFICERS

Our executive officers and their ages as of April 28, 2017 are as follows:

Name	Age	Position
William M. Greenman(1)	50	President, Chief Executive Officer and Director
Kevin D. Green	45	Vice President, Finance and Chief Financial Officer
Richard Benjamin	57	Chief Medical Officer
Laurence M. Corash(1)	73	Chief Scientific Officer and Director
Vivek Jayaraman(2)	42	Chief Commercial Officer
Chrystal N. Menard	46	Chief Legal Officer and General Counsel
Carol M. Moore	67	Senior Vice President, Regulatory Affairs and Quality

(1)	For biographical information, see “Proposal No. 1—Election of Directors.”
(2)	Mr. Jayaraman joined us in August 2016.

Kevin D. Green was appointed our Vice President, Finance and Chief Financial Officer in February 2013. Prior to that, Mr. Green served as our Vice President, Finance and Chief Accounting Officer, a role to which he was appointed in March 2009. From January 2006 to March 2009, Mr. Green was our Senior Director of Finance and Controller. From 2000 until 2006, Mr. Green held various financial management positions with Macromedia, Inc., a software company acquired by Adobe Systems in 2005, including Director of Finance and Assistant Controller. Prior to joining Macromedia, Mr. Green was a member of PricewaterhouseCoopers LLP in the Assurance and Business Advisory Services division. Mr. Green is a certified public accountant.

Dr. Richard Benjamin was appointed our Chief Medical Officer in July 2015. From January 2006 to June 2015, he served as Chief Medical Officer for the American Red Cross, where he oversaw donor and patient safety issues for approximately 40% of the US blood supply. Dr. Benjamin is a Board Member and Regional Director for North America for the International Society of Blood Transfusion, as well as an active member of the American Association of Blood Banks. He has also served on the DHHS Secretary’s Advisory Committee on Blood Safety and Availability in the U.S. from since December 2016 and previously served on the committee from 2006 to 2007. Dr. Benjamin is an Adjunct Full Professor of Pathology at Georgetown University and author of over 100 peer-reviewed publications. He received his Ph.D. at Cambridge University, England in Immunology and completed post-doctoral research at Stanford University.

Vivek K. Jayaraman was appointed as Cerus’ Chief Commercial Officer in August 2016. From October 2009 to February 2016, Mr. Jayaraman served as Vice President, Sales and Marketing of TriVascular Technologies, Inc., or TriVascular, where he oversaw TriVascular’s commercial expansion as the company grew from a preclinical, venture-backed startup into a publicly traded, global medical device company. Mr. Jayaraman received his MBA from the Wharton School at the University of Pennsylvania and holds dual bachelor’s degrees from the University of Michigan.

Chrystal N. Menard was appointed our Chief Legal Officer and General Counsel in December 2012. From August 2011 until October 2012, Ms. Menard was Senior Corporate Counsel at Zynga Inc. Prior to August 2011, Ms. Menard was a partner of the law firm presently named Cooley LLP, practicing corporate and securities law.

Carol M. Moore was promoted to Senior Vice President, Regulatory Affairs, Quality and Clinical in February 2013. From April 2008 to February 2013, Ms. Moore was our Vice President, Regulatory Affairs, Quality and Clinical. Prior to joining Cerus, Ms. Moore served in various roles at Bayer Corporation, most recently as Vice President, Worldwide Regulatory Affairs, for over 30 years focusing on the registration and regulatory compliance of Bayer’s biological and biotech products, health policy, and strategic planning.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

The following Compensation Discussion and Analysis addresses the following topics:

•	executive summary of our compensation practices;

•	our compensation philosophy and objectives;

•	our process for setting executive compensation; and

•

our executive compensation components and decisions for the 2016 fiscal year and certain actions taken before or after the 2016 fiscal year when doing so enhances the understanding of our executive compensation program.

The Named Executive Officers (NEOs) for the 2016 fiscal year were as follows:

Named Executive Officer	Title
William M. Greenman	President and Chief Executive Officer
Kevin D. Green	Vice President, Finance and Chief Financial Officer
Richard Benjamin	Chief Medical Officer
Vivek Jayaraman	Chief Commercial Officer (as of August 2016)
Laurence M. Corash	Chief Scientific Officer

EXECUTIVE SUMMARY

We are a biomedical products company focused on developing and commercializing the INTERCEPT Blood System to enhance blood safety by inactivating a broad range of pathogens such as viruses, bacteria and parasites that may be present in donated blood. The INTERCEPT Blood System, which is based on our proprietary technology for controlling biological replication, is designed to reduce blood-borne pathogens in donated blood components intended for transfusion. Our INTERCEPT Blood System is for use with three blood components: plasma, platelets, and red blood cells. The INTERCEPT Blood System for platelets, or platelet system, and the INTERCEPT Blood System for plasma, or plasma system, have received a broad range of regulatory approvals and are being marketed and sold in the United States, Europe, the Commonwealth of Independent States, the Middle East and selected countries in other regions around the world. The INTERCEPT Blood System for red blood cells, or the red blood cell system, is currently in development.

2016 Business Highlights

We attained a number of notable performance achievements in 2016, including the following:

•	Entering into a long-term INTERCEPT platelet and plasma supply agreement with the American Red Cross, the largest U.S. supplier of blood components.

•

Entering into a framework agreement with Blood Centers of America, or BCA, as our pathogen reduction technology supply partner. As of April 2017, 28 BCA members are under contract for use of the INTERCEPT Blood System, representing approximately 65% of the aggregate volume of platelets produced by the whole BCA membership.

•	Receiving U.S. Food and Drug Administration, or FDA, approval for use of the INTERCEPT Blood System for platelets suspended in 100% plasma, expanding the potential market for INTERCEPT in the U.S.

•	Signing INTERCEPT supply agreement with Banco de Sangre de Servicios Mutuos to help sustain local platelet and plasma collections during the Zika epidemic.

•

Entering into a five-year contract with the Biomedical Advanced Research and Development Authority, or BARDA, to receive funding of up to $41.6 million with a total funding opportunity of up to $185.0 million to support the development of our red blood cell system, including clinical and regulatory development programs in support of potential licensure, and development, manufacturing and scale-up activities, as well as activities related to broader implementation of all three INTERCEPT systems in areas of Zika virus risk.

•

Making substantial progress during 2016 in getting U.S. blood centers online, such that as of April 2017, a total of 23 U.S. blood centers are now routinely producing INTERCEPT-treated products, including the American Red Cross (treating all ARC production sites as one blood center).

•	Receiving Health Canada approval for use of the INTERCEPT Blood System for plasma.

•

Together with the University Hospital of Basel and the Swiss Transfusion SRC, receiving a Swiss Red Cross Humanitarian Foundation grant of 2 million Swiss Francs to complete clinical studies to develop a whole blood pathogen inactivation system for use in Africa.

•	Announcing that Hemolife Fundacion Banco Nacional de Sangre became the first blood center to enter into routine use with the INTERCEPT Blood System in Colombia.

•	Reaching the enrollment target of at least 70 evaluable patients in SPARC, our European chronic anemia trial.

Executive Compensation Governance Highlights

Our Compensation Committee believes that our executive compensation program is appropriately designed and reasonable in that it both encourages our NEOs to work for our long-term prosperity and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks, and also reflects a reasonable and responsible cost structure.

Below are key elements of our compensation program, as well as problematic pay practices that we avoid:

	What We Do		What We Don’t Do
✓	Design executive compensation to align pay with performance	x	No excessive change in control or severance payments
✓	Structure our executive compensation program to minimize inappropriate risk-taking	x	No employment contracts or severance agreements with NEOs providing for “single trigger” acceleration upon a change in control
✓	Select peer companies with which we compete with for executive talent, and that have a similar business and are of similar size as us, and review their pay practices	x	No NEO supplemental retirement benefits or perquisites that are not available to all Cerus employees
✓	Solicit advice from our Compensation Committee’s independent compensation consultant	x	No tax gross-ups on severance or change in control benefits
✓	Rely on long-standing, consistently-applied practices on the timing of equity grants	x	No repricing of stock options without stockholder approval
✓	Enforce “no-hedging” and “no-pledging” policies
✓	Have 100% independent non-employee directors serve on our Compensation Committee

Response to 2015 and 2016 Say-on-Pay Votes

We value the input of our stockholders on our compensation programs. We hold an advisory vote on executive compensation on an annual basis. Approximately 94.7% and 94.6% of the votes cast approved our executive compensation described in our proxy statements for the 2015 and 2016 annual meetings, respectively. The Compensation Committee considered the results of such votes an endorsement of its compensation policies, practices and philosophy for our named executive officers and determined that no significant changes to our executives’ compensation for fiscal year 2016 were needed as a result of such votes.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

We believe that the performance of our executive officers has the potential to significantly impact our ability to achieve our corporate performance and strategic goals. We therefore give considerable thought to the design and administration of our executive officer compensation program. The Compensation Committee believes that the most effective compensation program is one that provides competitive base salary, rewards the achievement of established corporate performance goals and objectives and provides an incentive for retention. At the same time, our Compensation Committee believes that an effective compensation program must maintain a reasonable and responsible cost structure.

Our executive compensation program is designed around the following principles:

•	develop compensation policies and practices that are consistent with our strategic business objectives;

•	attract and retain qualified individuals and motivate those individuals to perform at the highest of professional levels that will contribute to our growth and success;

•	provide competitive compensation opportunities consistent with industry practices where we compete for talent;

•

design programs to retain key employees, reward past performance and incentivize future contributions, balancing both short and long-term financial and business objectives to build a sustainable and prosperous company;

•	maintain a reasonable and responsible cost structure; and

•	provide long-term incentive opportunities that continue to correlate employee contributions and rewards with stockholder value creation.

COMPENSATION SETTING PROCESS

Overview

When creating an executive’s overall compensation package, the Compensation Committee considers the different components of our compensation packages in light of the role the executive will play in achieving our near-term and longer-term goals, as well as the compensation packages provided to similarly situated executives at the companies we consider to be our peers. Performance-based cash compensation awards under our Bonus Plan are made based on the achievement of corporate performance goals designed to create incentives that we believe drive executive performance to create of stockholder value, and each executive officer’s contribution toward achieving our corporate performance goals. The corporate performance goals vary year-to-year, but generally include value-adding achievements such as meeting revenue and gross margin targets and timely completion of clinical, development, regulatory, commercial, manufacturing and other operational and strategic undertakings.

Target Pay Positions/Mix of Pay

The components used to support our compensation objectives stated above are base salary, cash incentive awards under our Bonus Plan, equity awards and certain other benefits (discussed in greater detail below under “Executive Compensation Components and Decisions”). We use a combination of these pay elements to provide a competitive total compensation package to our executives. We do not specify a target percentage of the overall compensation to be represented by the various compensation elements. However, the Compensation Committee’s intention is that a significant percentage of each NEO’s total compensation package should be “at risk” in the form of performance-based cash incentive compensation and long-term equity compensation. Our Compensation Committee believes that having a significant portion of our executives’ compensation package be “at risk” has contributed to cultivating a culture in which our NEOs aggressively pursue our corporate performance goals as they know that their take home pay, to a large extent, depends upon our corporate performance and, to some extent, their contribution to that performance. At the same time, a significant portion of the “at risk” compensation is in the form of long-term equity incentives, which is designed to mitigate any risk that our executives will pursue short-term outcomes at the expense of long-term stockholder value. Employees in more senior roles have an increasing proportion of their potential compensation “at risk” and tied to performance because they are in a position to have greater influence on achieving our performance results. For example, 37.6% of our Chief Executive Officer’s total potential 2016 cash compensation was “at risk,” and 71.7% of his total potential 2016 compensation was “at risk.” For purposes of calculating the total potential 2016 compensation “at risk,” we included the target Bonus Plan compensation as reported in the Grants of Plan-Based Awards Table and the grant date fair value of each stock option and RSU award, calculated in accordance with ASC 718 as reported in the Grants of Plan-Based Awards Table.

Role of the Chief Executive Officer

The Chief Executive Officer does not participate in setting his own compensation and is specifically excluded from any discussions or deliberations related to his compensation package. However, the Chief Executive Officer recommends to the Compensation Committee for its approval, proposed corporate performance goals and their relative weighting for the upcoming fiscal year, as well as provides input on the level of attainment of the prior year’s corporate performance goals, for purposes of determining awards under the Bonus Plan for all of our NEOs, including the Chief Executive Officer, as further described below. The Chief Executive Officer regularly provides input to the Compensation Committee during the course of the year regarding the performance of our other NEOs. The Chief Executive Officer is also delegated authority by the Compensation Committee to approve annual cash incentive bonuses to our non-executive officers in his discretion out of an aggregate annual cash bonus pool within limits previously approved by the Compensation Committee.

With respect to long-term equity compensation, the Compensation Committee has also delegated authority to the Chief Executive Officer, as the sole member of a Non-Officer Stock Option Committee, or NOSOC, to grant equity awards to our non-officer employees within certain guidelines previously approved, without any further action required by the Compensation Committee. The purpose of this delegation of authority is to enhance the flexibility of equity administration and to facilitate the timely grant of equity awards to non-officer employees, including newly hired employees, within specified limits previously approved by the Compensation Committee. As part of its oversight function, the Compensation Committee reviews, on at least an annual basis, the equity grants made by the NOSOC.

Compensation Committee Decision-Making Process

Typically, the Compensation Committee meets at least twice per year to make compensation decisions for our NEOs, with greater frequency if necessary. The Compensation Committee also meets and confers regularly in executive session without the presence of our executive team. The Compensation Committee met twice during 2016.

The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer and our Vice President, Administration. From time to time, various members of our management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as the authority, in its sole discretion, to retain (or obtain the advice of) any compensation consultant, legal counsel or other adviser to assist it in the performance of its duties, all at our expense. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, and tax and accounting information.

Prior to each meeting where compensation decisions are to be made with respect to our NEOs, the Vice President, Administration provides the Compensation Committee with tally sheets that set forth our NEOs’ historical base salary and bonus information covering the past ten years, or any shorter period of actual employment, as well as each executive’s: (1) equity grant history; (2) vested and unvested potential gain on equity awards using projected stock prices at various points in time in the future; and (3) stock option exercise history, in each case during such ten year period, or any shorter period of actual employment. In 2016, the tally sheets were reviewed solely for the purposes of a subjective evaluation as to whether 2016 compensation levels were appropriate in light of the compensation levels in effect for prior years and whether each executive’s compensation was generally reflective of his or her level of experience and responsibilities.

In determining 2016 compensation for our executive officers, the Compensation Committee considered the recommendations of our Chief Executive Officer with respect to the compensation of our other NEOs as stated above under the heading “Role of the Chief Executive Officer,” as well as each executive’s individual performance over the preceding year and the reports and benchmarking analysis described below under the heading “Use of Peer Group and Survey Data.”

The Compensation Committee ultimately approves the compensation packages for all NEOs, including the allocation of base salary, short-term performance-based cash incentive compensation and long-term equity incentive compensation, and the applicable target award levels as a percentage of base salary related to the short-term performance-based cash incentive compensation. Historically, the Compensation Committee has made its most significant adjustments to annual base compensation, determined cash and equity awards and established new performance objectives at one or more meetings held during the first and fourth quarters of the year. Generally, adjustments to the base salary of our executive officers are determined by the Compensation Committee in February of each year, with the adjustments becoming effective March 1st. As discussed more fully below, annual short-term performance-based cash awards are generally made in the first quarter of the year following the year in which performance is achieved.

Since 2012 we have awarded annual option grants and, starting in 2016, restricted stock unit grants, in the first quarter of each year concurrent with the determination of cash compensation. The timing of our annual equity awards was selected so the Compensation Committee could review concurrently all components of executive compensation (base salary, Bonus Plan targets and corporate performance goal attainment levels, and long-term equity incentive awards) and make compensation determinations based upon the totality of the annual compensation package for each executive. Our general policy is to grant stock options and other equity awards on fixed dates determined in advance, although there are occasions when grants are made on other dates. All required approvals are obtained in advance of or on the actual grant date. Other than equity award grants to new hires, equity award grants to executive officers are generally approved once a year (typically in the first quarter of the year) unless an executive officer is promoted, in which case a grant will normally be made at the time of such promotion, or, in rare circumstances, for recognition of outstanding performance. With respect to annual equity award grants to our continuing executive officers, these grants are typically approved early in each fiscal year and prior to the date that our trading window is closed.

Generally, the Compensation Committee’s process for determining Bonus Plan awards involves two related elements: the determination of target award levels and the establishment of corporate performance goals for the current year. Per the terms of his employment agreement, Mr. Greenman’s target level for his short-term performance-based cash incentive compensation is set at 60% of his base salary. For the remaining NEOs, the applicable target level of base salary for the short-term incentive cash compensation award is recommended by the Chief Executive Officer, taking into consideration feedback from our external compensation consultant. The

Chief Executive Officer’s recommendations are reviewed by the Compensation Committee, and the Compensation Committee either approves the bonus target levels as recommended or may modify the target levels of Bonus Plan awards after considering the peer group benchmarking data provided by Radford Consulting, with the goal of having annual Bonus Plan compensation, assuming the target bonus level is awarded, that is approximately the 50th percentile of that provided by our peer group with adjustments, as appropriate, depending on each executive’s role at Cerus. Bonus Plan compensation, combined with annual equity compensation, has historically resulted in more than 50% of our NEOs’ total potential compensation being “at risk.”

At the beginning of each year, corporate performance goals are reviewed and approved by the Compensation Committee and the full Board. Each of our NEO’s short-term incentive cash compensation package is directly tied to our corporate performance, with the Compensation Committee considering each executive’s individual contribution towards the achievement of our corporate performance goals for the performance year before approving actual individual bonus payouts.

Shortly after the end of each year, the Compensation Committee meets with our Chief Executive Officer to discuss and evaluate each of the corporate performance goals for the preceding year, whether such goals were attained and, if so, at what level. The Compensation Committee also reviews with our Chief Executive Officer the individual performance of each of our NEOs, other than our Chief Executive Officer, and each individual’s contribution towards the achievement of our corporate performance goals. The Compensation Committee then meets in executive session without the presence of our Chief Executive Officer to review and evaluate our Chief Executive Officer’s performance for the preceding year.

Although compensation packages are reviewed on an annual basis, generally in the first quarter, the Chief Executive Officer and Compensation Committee regularly discuss the performance of our executive officers throughout the year. The Compensation Committee considers this ongoing feedback along with its annual review of all the NEOs’ individual performance when determining the appropriate levels of base salary and long-term equity incentive compensation awards for the following year. Throughout the year, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation.

Role of Compensation Consultants

The Compensation Committee has engaged Radford, an AON Hewitt Consulting Company, referred to elsewhere as “Radford Consulting,” as its compensation consultant since August 2011. In September 2015, the Compensation Committee engaged Radford Consulting to update its analysis in connection with the 2016 executive compensation determinations. Radford Consulting is an independent consulting firm that specializes in executive compensation consulting. The Compensation Committee selected Radford Consulting after considering a number of other national compensation consulting firms and after considering Radford Consulting’s expertise with life sciences companies. Radford Consulting provides analysis and recommendations to the Compensation Committee regarding:

•	trends and emerging topics with respect to executive compensation;

•	peer group selection;

•	compensation practices of our peer group;

•	compensation programs for executives and broad-based employees; and

•	stock utilization and other metrics.

In addition to engaging their consulting services, we subscribe to both Radford Consulting’s annual Global Life Science and Global Sales compensation survey data on an ongoing basis. As previously discussed, the

Compensation Committee regularly meets in executive session to discuss executive compensation issues. Radford Consulting may be asked to participate in, and has in the past attended, meetings of the Compensation Committee. Radford Consulting reports directly to the Compensation Committee rather than to management, although it has in the past met with management for purposes of gathering information for its analyses and recommendations and may continue to do so in the future.

Use of Peer Group and Survey Data

The Compensation Committee regularly considers the appropriate pay scales for our NEOs and, as part of that process, considers compensation levels provided by comparable, or peer, companies in order to ensure that total compensation is competitive with compensation paid within the industry and is appropriate given the executive’s level of responsibilities. However, the Compensation Committee recognizes that consideration of such comparative data alone is an imperfect tool for establishing competitive compensation packages as the job responsibilities of persons with similar titles may vary significantly from company to company, and a person’s title is not necessarily descriptive of a person’s duties. Therefore, the Compensation Committee also conducts an assessment of the compensation being paid to our executives in light of the compensation being paid to persons performing duties of similar scope and complexity at the peer companies. The Compensation Committee uses this assessment to assist it in making decisions regarding appropriate compensation levels for our executive positions. The underlying principle of the evaluation methodology is to focus on identifying those positions that have a scope and complexity of responsibilities that are comparable to those duties exercised by each of our particular executives.

As part of the September 2015 engagement, the Compensation Committee requested that Radford Consulting assist with updating the peer group we used for purposes of assisting the Compensation Committee in setting executive compensation levels for 2016. As a result, the Compensation Committee, working closely with Radford Consulting, ultimately selected a peer group consisting of 22 companies based on the following selection criteria:

•	late development stage biopharmaceutical companies (Phase III or pre-NDA to marketed products);

•	companies with less than $125 million in annual revenue;

•	companies with 50 to 300 employees, as compared to our 140 employees as of the time of this peer group update; and

•	companies with market capitalizations of between $200 million and $1.5 billion, as compared to our approximate market capitalization of $470 million as of the time of this peer group update.

In applying these revised peer group selection criteria, the Compensation Committee approved removing the following four companies from the revised peer group list: three (Ligand, Vivus and XOMA) because their market capitalization was outside of the new suggested range and Hyperion because it was acquired in 2015.

Hyperion Therapeutics, Inc.	VIVUS, Inc.
Ligand Pharmaceuticals, Inc.	XOMA Corporation

To replace these four companies, the Compensation Committee decided to add the following four companies to the revised peer group: Five Prime Therapeutics, Inc., OraSure Technologies, Inc., Sangamo Therapeutics, Inc. and Vanda Pharmaceuticals, Inc. Thus, the following 22 peer group companies were selected by the Compensation Committee for use in setting executive compensation levels for 2016:

AMAG Pharmaceuticals, Inc.	Geron Corporation
Anika Therapeutics, Inc.	Immunomedics, Inc.
Antares Pharmaceuticals, Inc.	OraSure Technologies, Inc.
Corcept Therapeutics Incorporated	Raptor Pharmaceuticals Corp.
CTI BioPharma Corp.	Sangamo Therapeutics, Inc.
Cytokinetics, Inc.	SciClone Pharmaceuticals, Inc.
Depomed, Inc.	Sucampo Pharmaceuticals, Inc.
DURECT Corporation	Supernus Pharmaceuticals, Inc.
Dynavax Technologies Corporation	Vanda Pharmaceuticals, Inc.
Five Prime Therapeutics, Inc.	XenoPort, Inc.
Galena Biopharma, Inc.	Zogenix, Inc.

Radford Consulting analyzed the 2015 compensation practices of the revised peer group in order to assist the Compensation Committee in determining appropriate 2016 NEO compensation levels. Radford Consulting prepared an extensive analysis of the compensation practices of the 22 peer companies as reported in their proxy statements for the prior fiscal year, and offered additional analysis based on the compensation practices of a broader group of life science companies, a subset of what is included in the Radford Life Science Survey for biotechnology and life science companies with 50 to 300 employees. We use this survey data to determine market trends, to verify that the peer group data for NEO compensation is consistent with overall compensation trends, and to set compensation levels for our non-executive employees. Radford Consulting delivered its report to the Compensation Committee in January 2016, and also included anticipated 2016 compensation trends in its analysis.

The Compensation Committee referenced the cash and equity compensation components analyzed in Radford Consulting’s report, combined with its review of each executive officer’s past individual performance, level of responsibility and anticipated future contributions to Cerus, in setting executive base salary and long-term equity compensation awards for 2016. The Compensation Committee believes that relying upon the peer group comparative data alone is not sufficient for setting compensation levels but is important as a reference point in making compensation-related decisions.

After considering the results of Radford Consulting’s report, the Compensation Committee felt it was appropriate to continue to generally reference approximately the 50th percentile of the peer group for base salary, the 50th percentile of the peer group for the annual incentive bonus target, and the 60th percentile of the peer group for equity compensation in making annual compensation decisions. The 50th percentiles of the peer group for the base salary levels and the annual incentive bonus target levels were selected as reference points by the Compensation Committee in determining whether the total target cash compensation opportunity is likely to provide sufficient motivation and retention as well as whether it properly reflects the NEO’s role and scope of responsibilities relative to our peer group. The Compensation Committee determined to generally reference the 60th percentile of our peer group in determining equity compensation levels in order to have a significant portion of the NEOs compensation “at risk” and aligned with the interests of our stockholders. After approximating the 60th percentile to determine the value of grants for our NEOs, the Compensation Committee then reduced the value of the NEOs’ grants as described below to minimize dilution to stockholders. This 60th percentile level was the same level generally approved for the total equity pool to be allocated among all of our employees for 2016. With respect to our NEOs, the Compensation Committee also focused on pay equity considerations, which, consistent with the prior year, resulted in roughly equivalent grants to our NEOs other than our CEO. For 2017, the Compensation Committee determined to generally reference the 50th percentile of our peer group in determining equity compensation levels for our NEOs, which will enable us to minimize dilution to stockholders.

EXECUTIVE COMPENSATION COMPONENTS AND DECISIONS

2016 Executive Compensation Summary

The following table summarizes our approved 2016 base salaries, targeted annual incentive bonuses and annual equity awards for our named executive officers:

2016 Executive Compensation Summary

Name	Annual Base Salary(1)	Incentive Bonus Target	Number of Stock Options Awarded	Number of RSUs Awarded
William M. Greenman	$580,000	60%	315,000	67,500
Kevin D. Green	$353,600	40%	90,000	18,000
Richard Benjamin	$385,700	40%	45,000	9,000
Laurence M. Corash	$414,100	40%	90,000	18,000
Vivek Jayaraman(2)	$400,000	40%	250,000	75,000

(1)	Effective March 1, 2016.
(2)	Mr. Jayaraman joined us in August 2016. For 2016, we agreed to pay the pro-rated portion of Mr. Jayaraman’s incentive bonus target in order to incentivize him to accept our offer of employment.

2016 Base Salary

The purpose of base salary is to provide a level of fixed compensation to our NEOs in order to attract and retain executives with the qualifications desired for the particular position. For 2016, the Compensation Committee’s aim, in line with our general philosophy to set target compensation levels that are competitive while maintaining a reasonable cost structure, was to initially determine base salaries by referencing the 50th percentile of the compensation paid to similarly situated executives employed by the peer group companies for target level performance, but making adjustments from the 50th percentile to reflect the executive’s level of experience and actual responsibilities. Each year, we generally tend to make modest increases in base salary for executive officers, except where an individual’s base salary is found to be significantly below market when compared to the selected peer group, in which case a larger increase may be warranted. The Compensation Committee reviews base salary annually, and considers adjusting base salaries to reflect annual base salary increase trend data provided by the compensation consultants. These guidelines are used throughout our company in determining appropriate base salary increases for all of our employees. In February 2016, our Compensation Committee approved 2016 base salaries at the same time it approved 2016 bonus targets and stock option grant awards for our executive officers. Salary increases were effective as of March 1, 2016 and took into account base salary increase trend data provided by Radford Consulting (which for 2016 was approximately 3.0%—3.5%).

Named Executive Officer	2015 Base Salary ($)	Percentage Increase for 2016	2016 Base Salary ($)	Peer Group Reference Percentile (approx.)
William M. Greenman	$560,000	3.60%	$580,000	50th percentile
Kevin D. Green	$340,000	4.00%	$353,600	25th—50th percentile
Richard Benjamin	$380,000	1.5%	$385,700	50th percentile
Laurence M. Corash	$410,000	1.00%	$414,100	50th percentile
Vivek Jayaraman(1)	$N/A	N/A	$400,000	>75th percentile

(1)	Mr. Jayaraman joined us in August 2016.

For 2016, Mr. Greenman’s base salary increase was generally in line with Radford Consulting’s trend data and resulted in his 2016 base salary being at approximately the 50th percentile for chief executive officers at our peer companies. Mr. Green’s base salary increase reflects an incremental increase to his base salary to bring it more in line with the base compensation for the chief financial officer position at our peer companies.

Dr. Benjamin’s base salary was set at approximately the 50th percentile when he was hired and his 2016 increase maintained his base salary at that level. Dr. Corash’s base salary increase resulted in his base salary being at approximately the 50th percentile. Mr. Jayaraman’s base salary was set at above approximately the 75th percentile when he was hired, reflecting current market conditions for candidates with his qualifications and our need to compete with other employment offers available to him. The Compensation Committee determined that these adjustments to the executives’ base salaries were appropriate in all circumstances given each executive’s respective level of experience and responsibilities, and reflective of market trends for base salary increases.

Bonus Plan for 2016

We provide short-term performance-based incentive compensation to our NEOs under the Bonus Plan. Each NEO’s cash incentive compensation is contingent upon our performance and his or her individual contribution towards our corporate performance.

Payouts under the Bonus Plan are generally made based upon the achievement of corporate performance objectives that are specified at the beginning of the performance period. However, the Compensation Committee may take into account significant corporate events and other significant accomplishments that were not contemplated at the beginning of the performance period in determining the extent to which the goals were satisfied. Likewise, the Compensation Committee may modify or otherwise change the corporate performance objectives during the applicable calendar year to take into account circumstances then existing; however, no modifications were made for our Bonus Plan for 2016. In determining the actual cash bonuses, the Compensation Committee may also exercise its negative discretion to reduce the cash bonuses that would otherwise have been paid under the Bonus Plan based on our level of attainment of our corporate performance objectives to reflect subsequent developments.

At the beginning of 2016, the Compensation Committee, with input from the Chief Executive Officer (except with respect to his own target bonus percentage), determined not to make any change in the target bonus percentages that were in effect for 2015. The target bonus percentage for Mr. Greenman was 60% of base salary and for the rest of the NEOs, the target bonus percentage was 40% of base salary. The factors the Compensation Committee evaluated in determining the level of achievement of the corporate performance goals and the payouts under the Bonus Plan are described below. The Compensation Committee believed these factors were the best indicators of the achievement of the execution of our operating plan and were the factors that were the most critical to increasing the value of our common stock. These factors, therefore, were believed to best align the financial interests of our NEOs with those of our stockholders.

The following corporate performance goals accounted for 85% of our Bonus Plan for 2016. The Compensation Committee assigned a payout rate of 73.25% with respect to these corporate performance goals for 2016 based on achieving the following objectives which were established in the first quarter of 2016 (and their relative levels of achievement noted next to each goal below):

•

Progress on major commercial customer contracts, including entering into a long-term INTERCEPT platelet and plasma supply agreement with the American Red Cross, the largest U.S. supplier of blood components, and a framework agreement with BCA as our pathogen reduction technology supply partner (10%);

•

Sites in production for INTERCEPT platelets, including 19 U.S. blood centers routinely producing INTERCEPT-treated products as of December 31, 2016, including the American Red Cross (treating all ARC production sites as one blood center) (15%);

•	Exceeding our gross margin target of 42% (7.5%);

•	Progress with global studies and regulatory submissions related to our efforts to expand our label claims for the platelet and plasma systems (15%);

•	Progress on the planned red blood cell CE Mark submission and launch plan in Europe (5%);

•	Ending the year with greater than $70 million in cash and cash equivalents (5.75%); and

•	Ending the year with no customer shortfalls and significant progress towards regulatory approval of an alternate disposable kit set utilizing new plastic materials (15%).

We also had a corporate performance goal with respect to achieving product revenue in 2016 of at least $39 million. We did not achieve that goal and as such the payout rate for that goal was 0%.

Other corporate strategic goals accounted for 15% of our potential Bonus Plan payout for 2016. The Compensation Committee looked at the Company’s progress on its product portfolio expansion, successful implementation of a model for Biologics Licensing Applications, including 5 BLA submissions subsequent by the Company’s blood center customers, as well as the successful award of our contract with BARDA, and the funding thereunder, to support the Company’s development and implementation of pathogen reduction technology for platelets, plasma and red blood cells. As a result of this significant achievement, the Compensation Committee determined that we met 100% of our other corporate strategic goals.

Thus, the Compensation Committee determined that we had achieved our corporate performance goals at an aggregate level of 88.25% under our Bonus Plan for 2016.

Calculation of 2016 Bonus Plan Payouts

Based on the above results, the Compensation Committee applied the 88.25% corporate performance score to the target bonus levels of Messrs. Greenman, Green and Benjamin to determine their actual Bonus Plan payouts after considering each individual’s strong contributions toward achievement of our corporate performance score. Dr. Corash received 103.34% of his target amount to reflect his extraordinary contributions toward achievement of our corporate performance score, specifically with respect to the awarding of the BARDA contract. The value of the amount Dr. Corash received above 88.25% of his target amount was $25,000. Mr. Jayaraman started with us in August 2016 and received a bonus of $53,333, which represents the prorated portion of his target amount that we agreed to pay him for 2016 in order to incentivize him to accept our offer of employment.

2016 Long-Term Incentive Compensation

In addition to salary and short-term incentive compensation, we provide our executive officers with long-term performance incentives, which has historically typically been in the form of stock options. Stock options are intended to foster the long-term perspective we believe is necessary for our continued success by creating a strong, direct link between our NEOs’ compensation and our stock price appreciation. Because the executive must pay a cash exercise price equal to the value of the stock on the date the option is granted, the executive will only receive value from the award if the value of our stock increases following the option grant date. The Compensation Committee also awards stock options because it believes that if our officers own shares of our common stock with value that is significant to them, but which value cannot be immediately realized, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain. Our stock option awards are granted subject to vesting restrictions, so they are earned over a period of years during the executive’s continued service with us following the option grant date. The Compensation Committee also believes that equity compensation is an integral component of our efforts to attract and retain exceptional executives, senior management and other employees. In 2016, the Compensation Committee determined to add restricted stock units to our annual grants for executives, in part because the Compensation Committee believes that long-term equity awards composed of a mix of stock options and restricted stock units may better align our executive officers’ interests with those of our stockholders by minimizing the incentive for inappropriate short-term risk taking at the expense of realizing long-term value. Restricted stock units generally cover fewer shares than the stock options that we would otherwise grant to deliver a similar value to an executive officer. As a result, restricted stock units enable the Company to minimize dilution to stockholders. Both stock options and restricted stock units vest over time, thereby increasing retention value.

In February 2016, the Compensation Committee approved annual option grants to our NEOs. The Compensation Committee determined to grant 2016 equity awards to our NEOs at levels sufficiently large enough to approximate the 60th percentile for referenced equity compensation levels provided by our peers, but then reduced the value of each grant (by 10% for our CEO and approximately 15% for our other NEOs) to conserve the number of shares available for future issuance under the 2008 Plan. The Compensation Committee largely took into pay equity concerns into consideration when establishing awards and for that reason it referenced a weighted average peer group percentile that analyzed such NEOs as a group, which resulted in roughly equal awards to our NEOs other than our CEO, who received a larger grant consistent with his role and responsibilities. Mr. Jayaraman also received a larger grant as a newly hired executive in order to give him a sufficient equity stake in the Company to align his interests with that of our stockholders as well as to incentivize him to join us. Mr. Jayaraman’s option and RSU grants were made under our Inducement Plan. All other grants to NEOs were made under our 2008 Plan.

Option grants to our NEOs in 2016 were as follows:

Named Executive Officer	Option Shares	RSU Shares
William M. Greenman	315,000	67,500
Kevin D. Green	90,000	18,000
Richard Benjamin	45,000	9,000
Laurence M. Corash	90,000	18,000
Vivek Jayaraman	250,000	75,000

Our stock options generally have a ten-year term. Except with respect to the years of service awards that vest at the end of the quarter in which they are granted, stock options typically have six-month cliff vesting and thereafter vest monthly over the following 42 months and are therefore fully exercisable four years after the grant date. The exercise price of our options is the closing price per share on the date of grant. We typically grant options at the commencement of employment and annually thereafter. Beginning in December 2011, the Compensation Committee changed the timing of the annual option grant award to occur concurrently with the review of executive cash compensation, which typically occurs in February, with a grant date of March 1st. In awarding stock options, the Compensation Committee considers individual performance, overall contribution, executive officer retention, the number of unvested stock options and restricted stock units currently held by the executive, the total number of stock options and restricted stock units available for grant, and the levels of equity compensation provided by our peer companies to executives in similar positions. In addition, from time to time, the Compensation Committee may award a retention stock option grant to an employee.

Change of Control and Severance Benefits

Mr. Green, Dr. Corash, Dr. Benjamin and Mr. Jayaraman are each participants in our change of control severance plan, referred to elsewhere as the Severance Plan, and we have an employment agreement with Mr. Greenman, in each case providing for certain change of control related severance benefits. For more information regarding our change of control related severance benefits, please see the section below entitled “Employment, Severance and Change of Control Agreements.” The Compensation Committee believes that these change of control related severance benefits are an important element of our executive compensation and retention program, which has particular importance in the context of a change of control. Change of control benefits under Mr. Greenman’s employment agreement and the Severance Plan, including stock award vesting acceleration, are structured on a “double-trigger” basis, meaning that the executive officer must experience a constructive termination or a termination without cause in connection with the change of control in order for the change of control benefits to become due. The Compensation Committee believes that the events triggering payment, comprising both a change of control and an involuntary termination, and then only when there is no misconduct by the officer, are appropriate hurdles for the ensuing rewards. It is the Compensation Committee’s belief that providing change of control benefits should eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change of control transactions that may be in the best interests of our stockholders.

The severance benefits for Messrs. Greenman and Green contained in their employment agreements also provides for certain non-change of control related severance benefits in the event of an involuntary termination without cause or a constructive termination, including continued payment of salary and healthcare benefits and full acceleration of stock options, in exchange for a general release of claims. Our Board and Compensation Committee believe that the non-change of control related severance benefits provided to our NEOs are an important element of their retention and motivation and are consistent with compensation arrangements provided in a competitive market for executive talent. It is further believed that the benefits of such severance arrangements, including generally requiring a release of claims against us as a condition to receiving the severance benefits, are in the best interests of the company.

Other Benefits

We provide our executive officers with other benefits that we believe are reasonable and consistent with, or less than, what our peer group offers its executive officers and that help us to attract and retain high quality executives. The Compensation Committee periodically reviews the levels of benefits provided to our executive officers to ensure they remain reasonable and consistent with our compensation philosophy.

Our NEOs are eligible to participate in all of our employee benefit plans, such as the 401(k) Plan, medical, dental, vision coverage, short-term disability, long-term disability, group life insurance, cafeteria plan, and the 1996 Employee Stock Purchase Plan, in each case on the same basis as our other employees. We do not currently offer pension or other retirement benefits for our NEOs other than the 401(k) Plan.

In connection with his joining the Company, we agreed to reimburse Mr. Jayaraman up to $100,000 for certain relocation expenses if he relocated his residence to within a 30 mile commute from our corporate offices. All or a portion of the relocation benefits are subject to repayment by Mr. Jayaraman in the event of his termination of employment due to resignation or a termination for cause within a three year period following his commencement of employment in August 2016. The Compensation Committee determined that providing these relocation benefits was appropriate in order to incentivize him to relocate his residence closer to our corporate offices and thereby further focus his efforts on implementation of our business plan.

Risk Analysis

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the company. The design of our compensation policies and programs encourage our employees to remain focused on both the short- and long-term goals of the company. For example, while our Bonus Plan measures performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

Compensation Recovery Policy

We do not have a policy to attempt to recover cash bonus payments paid to our executive officers if the performance objectives that led to the determination of such payments were to be restated, or found not to have been met to the extent the Compensation Committee originally believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once the SEC adopts final regulations on the subject. Notwithstanding the fact that we do not have a policy to recover cash bonuses, our Compensation Committee carefully monitors the Company’s financial results and retains the discretion to reduce the cash bonuses that would otherwise have been paid under the Bonus Plan based on our level of attainment of our corporate and strategic goals to reflect subsequent developments.

Accounting and Tax Considerations

We account for stock-based awards exchanged for employee services in accordance with the Compensation—Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. In accordance with the topic, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense over the period during which it is earned.

Section 162(m) of the Code limits our deduction for federal income tax purposes to no more than $1.0 million of compensation paid to certain executive officers in a taxable year. Compensation above $1.0 million may be deducted if it is “performance-based compensation” within the meaning of the Code. While the Compensation Committee is mindful of the potential benefit to our performance of full deductibility of compensation, the Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) of the Code where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Compensation Committee has not adopted a policy that requires that all compensation be deductible and approval of compensation, including the grant of stock options or other “performance-based compensation” to our executive officers, by the Compensation Committee is not a guarantee of deductibility under the Code. We and the Compensation Committee intend to continue to evaluate the effects of the compensation limits of Section 162(m) of the Code and to grant compensation awards in the future in a manner consistent with the best interests of the company and our stockholders.

SUMMARY COMPENSATION TABLE

The following table sets forth certain summary information for the year indicated with respect to the compensation earned by our principal executive officer, our principal financial officer and our three other most highly compensated executive officers at December 31, 2016. We refer to these individuals in this proxy statement as our “named executive officers.”

SUMMARY COMPENSATION TABLE—FISCAL 2016, 2015 AND 2014

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
William M. Greenman	2016	576,667			341,550	776,601	307,110	1,190	(4)	2,003,118
President and	2015	554,167	—			1,239,000	268,800	810		2,062,777
Chief Executive Officer	2014	520,833	—			1,175,720	244,125	810		1,941,488

Kevin D. Green	2016	351,333			91,080	221,886	124,821	776	(4)	789,896
Vice President, Finance	2015	335,562	—			371,700	125,120	7,079		839,461
and Chief Financial Officer	2014	307,568	790			452,200	54,800	840		816,198

Richard Benjamin(5)	2016	384,750			45,540	110,943	136,152	2,225	(4)	679,610
Chief Medical Officer	2015	178,551				920,395	60,800	124,981		1,284,727

Laurence M. Corash	2016	413,417			91,080	221,886	171,177	11,111	(6)	908,671
Chief Scientific Officer	2015	409,644	—			527,820	118,080	11,424		1,066,968
	2014	406,530	20,000			488,376	134,600	11,724		1,061,230

Vivek Jayaraman(7)	2016	137,550	53,333	(8)	477,000	770,700		180	(4)	1,438,763
Chief Commercial Officer

(1)	Represent the aggregate grant date fair value of RSU awards for the applicable fiscal year calculated in accordance with FASB ASC Topic 718. The grant date fair value of each RSU award is measured based on the closing price of our common stock on the date of grant. These amounts do not reflect whether the named executive officer has actually realized or will realize a financial benefit from the awards upon the vesting of the granted RSUs, or the sale of the shares underlying such RSUs.
(2)	Represent the aggregate grant date fair value of stock option awards for the applicable fiscal year calculated in accordance with FASB ASC Topic 718, and does not take into account any estimated forfeitures. Assumptions used in the calculation of the grant-date fair value of stock option awards are set forth Note 13 “Stock-Based Compensation” in our Form 10-K for the year ended December 31, 2016. These amounts do not reflect whether the named executive officer has actually realized or will realize a financial benefit from the awards upon the vesting of the stock options, the exercise of stock options, or the sale of the shares underlying such stock options.
(3)	The dollar amounts in this column represent the cash bonus awarded under our Bonus Plan for the indicated fiscal year.
(4)	Represents group-term life insurance premiums that we paid.
(5)	Dr. Benjamin joined us in July 2015.
(6)	Represents group-term life insurance premiums in the amount of $10,661 and reimbursed gym membership fees in the amount of $450.
(7)	Mr. Jayaraman joined us in August 2016.
(8)	Represents the prorated portion of Mr. Jayaraman’s target amount that we agreed to pay him for 2016 in order to incentivize him to accept our offer of employment.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes grants of plan-based awards made to our named executive officers in 2016.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2016

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
William M. Greenman			348,000
	3/1/2016	2/26/2016	—	67,500			341,550
					315,000	5.06	776,601
Kevin D. Green			141,440
	3/1/2016	2/26/2016	—	18,000			91,080
					90,000	5.06	221,886
Richard Benjamin			154,280
	3/1/2016	2/26/2016	—	9,000			45,540
					45,000	5.06	110,943
Laurence M. Corash			165,640
	3/1/2016	2/26/2016	—	18,000			91,080
					90,000	5.06	221,886
Vivek Jayaraman
	9/1/2016	8/31/2016	—	75,000			477,000
					250,000	6.36	770,700

(1)	The amounts shown reflect the target bonus awards for the fiscal year ended December 31, 2016 under the Bonus Plan based on our performance. The actual cash bonus award payments made pursuant to our Bonus Plan are reflected in the “Summary Compensation Table” above; accordingly, the amounts set forth in this column do not represent additional compensation earned by the named executive officers for the year ended December 31, 2016. “Target” represents 40% of the base salary in effect at the time payment is made for Kevin Green, Laurence Corash and Richard Benjamin. Vivek Jayaraman, who joined us in August 2016, did not receive a non-equity incentive plan award, but did receive a bonus of $53,333, which represents the prorated portion of his target amount that we agreed to pay him for 2016 in order to incentivize him to accept our offer of employment. “Target” for our Chief Executive Officer represents 60% of his base salary in effect at the time payment is made. For a description of our Bonus Plan, please see “Compensation Discussion and Analysis—Executive Compensation Components and Decisions—Bonus Plan for 2016.”
(2)	RSUs and Options were granted under the 2008 Plan and, with respect to Mr. Jayaraman, the Inducement Plan. Options were with an exercise price equal to 100% of the fair market value on the date of grant. For a description of the terms of the options and RSUs granted in 2016, please see “Employment Agreements and Arrangements—RSU and Option Awards” below.
(3)	Represents the grant date fair value of each RSU and stock option award, calculated in accordance with FASB ASC Topic 718. The grant date fair value of each stock option is calculated using the Black-Scholes option-pricing model and excludes the effect of estimated forfeitures. Assumptions used in the calculation of the grant date fair value for the stock option awards are set forth Note 13 “Stock-Based Compensation” in our Form 10-K for the year ended December 31, 2016. The grant date fair value of each RSU award is measured based on the closing price of our ordinary shares on the date of grant.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

Employment Agreements. Each of our named executive officers has entered into written employment agreements with us. For a description of these employment agreements, please see the section of this proxy statement under the heading “Employment, Severance and Change of Control Agreements” below.

Annual Bonus Plan. Our Bonus Plan for Senior Management of Cerus Corporation, or our Bonus Plan, provides for annual bonus award opportunities to reward executive officers for performance in the prior fiscal year.

RSU and Option Awards. In addition to salary and short-term incentive compensation under our Bonus Plan, we provide our executive officers with long-term incentives, in the form of RSUs and stock options. With the exception of the grant to Mr. Jayaraman, RSUs granted in 2016 were granted under our 2008 Plan. These RSUs vest in three equal installments on each anniversary of the vesting commencement date. With the exception of the grant to Mr. Jayaraman, stock options in 2016 were granted under our 2008 Plan and generally have a ten-year term. These stock options vest, subject to continued service with us, as to 12.5% of the shares subject to the award on the six month anniversary of the vesting commencement date and then in 42 equal monthly installments thereafter and are therefore fully exercisable within four years of the grant date. The grants to Mr. Jayaraman were made under our Inducement Plan, however the terms and conditions of those grants are substantially similar to grants made under the 2008 Plan. If Proposal No. 2 is approved, the Restated 2008 Plan will become effective on the date of the annual meeting and no additional awards will be granted under our Inducement Plan. All options granted in 2016 were granted with an exercise price equal to 100% of the fair market value of our common stock on the date of grant.

Change of Control and Severance Plans. The employment agreements referred to above provide for severance benefits, which are described in more detail under the heading “Employment, Severance and Change of Control Agreements” below. In addition, effective September 2005, and amended and restated as of December 11, 2008, we adopted a change of control severance benefit plan, or the Severance Plan, that provides for severance benefits as a result of termination of employment in particular circumstances in connection with a change of control and is described in more detail under the heading “Employment, Severance and Change of Control Agreements” below. Each of Drs. Corash and Benjamin, Mr. Green and Mr. Jayaraman are participants in the Severance Plan.

401(k) Plan. Our 401(k) Profit Sharing Plan, or the 401(k) Plan, enables eligible employees to save for retirement. As well as retirement benefits, the 401(k) Plan provides certain benefits in the event of death, disability, or other termination of employment. The 401(k) Plan is for the exclusive benefit of eligible employees and their beneficiaries. The 401(k) Plan allows employees to shelter a percentage of their income from taxes and choose from a number of investment funds while saving for retirement. All employees who are not residents of Puerto Rico, covered by a collective bargaining agreement for which retirement benefits have been the subject of good faith negotiations, a leased employee or a nonresident alien with no income from a U.S. source are eligible to participate in the 401(k) Plan on the first day of the month following their date of hire. Enrollments are effective and contributions can begin on the first day of the month after hire. The 401(k) Plan has a rollover feature and also allows for borrowing against the balance in the account. Employees can make pre-tax dollar contributions of up to 60% of their eligible pay up to a maximum cap established by the IRS unless their participation level is limited by IRS non-discrimination testing requirements.

A variety of investment funds are available and money can be allocated among them as employees wish, in any percentage increments. Deferral amount elections may be made and/or changed on a monthly basis. With some limitations, employees may change their investment choices daily.

Other Compensatory Arrangements. For a description of the other elements of our executive compensation program, see “Compensation Discussion and Analysis—Executive Compensation Components and Decisions—Other Benefits” above.

OPTION EXERCISES AND STOCK VESTED

The following table shows for the fiscal year ended December 31, 2016, certain information regarding option exercises during the last fiscal year with respect to our named executive officers. No shares of stock, including restricted stock, restricted stock units or similar instruments, vested during 2016 with respect to any of our named executive officers.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2016

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
William M. Greenman	55,000	31,350
Kevin D. Green	17,150	15,480
Laurence M. Corash	30,000	36,390
Richard Benjamin	—	—
Vivek Jayaraman	—	—

(1)	The value realized on exercise is calculated based on the difference between the exercise price of each option exercised and the closing price of our common stock on the date of exercise multiplied by the number of shares underlying each option exercised, and does not represent actual amounts received by the named executive officers as a result of the option exercises.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

Except as set forth below, we do not have employment agreements currently in effect with any of our named executive officers. However, from time to time, we have provided an offer letter in connection with an executive officer’s commencement of employment, which describes such executive officer’s initial terms of employment.

William M. Greenman, our President and Chief Executive Officer, is a party to an agreement with us, dated as of May 12, 2011, which provides for an initial annual base salary of $415,000 and participation in our Bonus Plan, with a target bonus of 60% of Mr. Greenman’s base salary. In connection with his appointment as our President and Chief Executive Officer, Mr. Greenman was granted an option, pursuant to the 2008 Plan, to purchase 550,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant. The stock option vested over a four year period, with 12.5% of the shares subject to the option vesting six months after the vesting commencement date and the remainder vesting in equal monthly installments thereafter. The agreement also provides that, in the event Mr. Greenman’s employment is terminated by us without cause, subject to his execution of a release of claims, and in each case other than within 12 months following a change of control, he will be entitled to receive severance pay equal to 12 months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for 12 months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, in connection with such termination of employment, the vesting of Mr. Greenman’s stock options will accelerate in full as of the date of termination.

In the event Mr. Greenman’s employment is terminated by us without cause or by him as a good reason resignation within 12 months following a change in control, subject to his execution of a release of claims, he will be entitled to receive severance pay equal to 18 months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of a lump sum on the first regular payroll date following the effective date of the release, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for 18 months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, in connection with such termination of employment, the vesting of Mr. Greenman’s stock options will accelerate in full as of the date of termination.

Kevin D. Green, our Vice President, Finance and Chief Financial Officer, is a party to an agreement with us, dated as of May 1, 2009, which provides for an initial annual base salary of $220,000, participation in our Bonus Plan and the grant of an option, pursuant to the 2008 Plan, to purchase 50,000 shares of our common stock. The option has an exercise price equal to the fair market value of our common stock on the date of grant and vested over a four year period, with 12.5% of the shares subject to the option vesting six months after the vesting commencement date and the remainder vesting in equal monthly installments thereafter. The agreement also provides that, in the event Mr. Green’s employment is terminated by us without cause, subject to his execution of a release of claims, and in each case other than within 12 months following a change of control, he will be entitled to receive severance pay equal to six months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for six months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, in connection with such termination of employment, the vesting of Mr. Green’s stock options will accelerate in full as of the date of termination. Mr. Green is also a participant in our a change of control severance benefit plan, or the Severance Plan, which provides for compensation payable to him in the event his employment is terminated following a change of control.

Laurence M. Corash, our Chief Scientific Officer, is a party to an agreement with us, dated as of March 2, 2010, which provides for an initial annual base salary of $375,000.00 and participation in our Bonus Plan. Dr. Corash is also a participant in our Severance Plan, which provides for compensation payable to him in the event his employment is terminated following a change of control.

Vivek Jayaraman, our Chief Commercial Officer, is a party to an agreement with us, dated as of May 31, 2016, which provides for an initial annual base salary of $400,000, participation in our Bonus Plan (with a target bonus of 40% of Mr. Jayaraman’s base salary) and the grant of an option to purchase 250,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant and vested over a four year period, with 12.5% of the shares subject to the option vesting six months after the vesting commencement date and the remainder vesting in equal monthly installments thereafter. The agreement also provides for the grant of 75,000 RSUs, vesting annually over four years from the vesting commencement date. The agreement also provides that we will reimburse Mr. Jayaraman up to $100,000 for certain relocation expenses if he relocates his residence to within a 30 mile commute from our corporate offices, within a three year period following his commencement of employment in August 2016. All or a portion of the relocation benefits are subject to repayment by Mr. Jayaraman in the event of his termination of employment due to resignation or a termination for cause within a three-year period following his commencement of employment in August 2016. Mr. Jayaraman is also a participant in our Severance Plan, which provides for compensation payable to him in the event his employment is terminated following a change of control.

Richard J. Benjamin, our Chief Medical Officer, is a party to an agreement with us, dated as of May 12, 2015, which provides for an initial annual base salary of $380,000, participation in our Bonus Plan (with a target bonus of 40% of Dr. Benjamin’s base salary) and the grant of an option to purchase 350,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant and vested over a four year period, with 12.5% of the shares subject to the option vesting six months after the vesting commencement date and the remainder vesting in equal monthly installments thereafter. The agreement also provides that we will reimburse Dr. Benjamin up to $150,000 for certain moving expenses within a one-year period following his commencement of employment in July 2015. All or a portion of the relocation benefits are subject to repayment by Dr. Benjamin in the event of his termination of employment due to resignation or a termination for cause within a one-year period following his commencement of employment in July 2015. Dr. Benjamin is also a participant in our Severance Plan, which provides for compensation payable to him in the event his employment is terminated following a change of control.

Severance Plan. Effective September 2005 and amended and restated as of December 11, 2008, we adopted the Severance Plan, that provides for severance benefits as a result of termination of employment in particular circumstances in connection with a change of control. At the time the Severance Plan was put in place, each of our executive officers with an individually negotiated agreement providing for severance benefits was given the option of participating in the Severance Plan or continuing to receive the severance benefits provided for in his agreement. Mr. Greenman and Dr. Corash each opted to participate in the Severance Plan. In connection with Mr. Greenman’s appointment as our President and Chief Executive Officer, however, he entered into the employment letter described above and is no longer a participant in the Severance Plan. Dr. Benjamin and Messrs. Green and Jayaraman are also participants in the Severance Plan. The Severance Plan provides for the payment of certain benefits to certain eligible employees in exchange for an effective release of claims in the event the employee is terminated by us without cause or by him as a good reason resignation on or within 12 months following a change of control (as such terms are defined in the Severance Plan). The severance compensation consists of a lump sum cash severance payment equal to 12 months of the participant’s annual base salary (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation) as in effect during the last regularly scheduled payroll period immediately preceding the termination event. Additionally, the Severance Plan provides for paid COBRA premiums for continuation coverage (including coverage for his eligible dependents) for 12 months and accelerated vesting and exercisability of all of the participant’s then-outstanding stock option awards.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table provides information on severance benefits that would become payable under the existing employment, severance and change in control agreements if the employment of our named executive officers had terminated on December 31, 2016. In addition, the table sets forth the amounts to which the named executive officers would be entitled under the 2008 Plan if, upon a change in control, the surviving or acquiring corporation refuses to assume or continue the outstanding stock options held by the named executive officers, or to substitute for similar options.

Name and Principal Position	Voluntary Termination for Good Reason or Involuntary Termination On or Within 12 Months After a Change of Control						Involuntary Termination Without Cause Absent a Change of Control						Payments upon a Change of Control
	Health Care Benefits ($)		Salary ($)		Equity Acceleration ($)		Health Care Benefits ($)		Salary ($)		Equity Acceleration ($)		Equity Acceleration ($)(9)
William M. Greenman	49,449	(1)	870,000	(2)	310,444	(3)	32,966	(4)	580,000	(5)	16,819	(3)	310,444
President and Chief Executive Officer

Kevin D. Green	29,162	(4)	353,600	(8)	82,613	(3)	14,581	(7)	176,800	(6)	4,313	(3)	82,613
Vice President, Finance and Chief Accounting Officer

Richard Benjamin	20,367	(4)	385,700	(8)	39,150	(3)	—		—		—		39,150
Chief Medical Officer

Laurence M. Corash	11,904	(4)	414,400	(8)	85,631	(3)	—		—		—		85,631
Chief Scientific Officer

Vivek Jayaraman	11,801	(4)	400,000	(8)	326,250	(3)	—		—		—		326,250
Chief Commercial Officer

(1)	Represents the aggregate amount of our share of the cost of 18 months of COBRA premiums.
(2)	Represents 18 months of the executive’s base salary as of December 31, 2016 payable in a lump sum amount following an involuntary termination of employment or voluntary termination for good reason on or within 12 months following a change of control.
(3)	Represents the excess of fair market value of those unvested shares subject to outstanding equity awards with accelerated vesting that were exercisable on December 30, 2016 and were in the money, calculated based on the closing price of $4.35 of our common stock on December 30, 2016, the last trading day of fiscal 2016, over the aggregate exercise price of such awards.
(4)	Represents the aggregate amount of our share of the cost of 12 months of COBRA premiums.
(5)	Represents the aggregate amount of the executive’s base salary as of December 31, 2016, payable over the 12 month period following an involuntary termination of the executive’s employment by us other than for cause.
(6)	Represents the aggregate amount of the executive’s base salary as of December 31, 2016, payable over the 6 month period following an involuntary termination of the executive’s employment by us other than for cause.
(7)	Represents the aggregate amount of our share of the cost of 6 months of COBRA premiums.
(8)	Represents 12 months of the executive’s base salary as of December 31, 2016, payable in a lump sum amount following an involuntary termination of employment or voluntary termination for good reason on or within 12 months following a change of control.

(9)	These benefits would be payable pursuant to the terms of the applicable equity agreement for equity granted pursuant to the 2008 Plan, which were outstanding as of December 31, 2016, if, upon a change in control, the surviving or acquiring corporation refuses to assume or continue the outstanding equity awards held by the named executive officers, or to substitute for similar equity awards.

In addition to the benefits described and quantified above, the 2008 Plan provides for an extended period of time during which an optionholder may exercise options following the optionholder’s termination of service, which time period we refer to as the post-termination exercise period. Generally, under the 2008 Plan, if an optionholder’s service relationship with us ends, the optionholder may exercise any vested options for up to three months after the date that the service relationship ends. However, if the optionholder’s service relationship with us ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 12 months in the event of disability or 18 months in the event of death, after the date the service relationship ends. Accordingly, each of the named executive officers would be entitled to an extended post-termination exercise period in the event of a termination due to death or disability.

DIRECTOR COMPENSATION

The Compensation Committee reviews director compensation on a periodic basis. In late 2015, the Compensation Committee engaged Radford Consulting to provide an assessment of the compensation of our Board. Based on that assessment, the Board made no changes to the then-current cash compensation arrangements for our directors, as further described below. However, the equity component of our director compensation was modified to provide each continuing director with an annual grant with a total value of $115,000, divided equally between stock options and RSUs, with the exception of our Chair, who would receive a grant with a total value of $140,000, divided equally between stock options and RSUs. The number of shares subject to each award was determined by dividing the target dollar value by (a) in the case of stock options, the Black-Scholes value of a stock option share, determined using the Company’s average closing stock price for the 30 trading days preceding the grant date, and (b) in the case of RSUs, the Company’s average closing stock price for the 30 trading days preceding the grant date. As a result, each of our non-employee directors received a non-qualified stock option grant covering 20,743 shares of our common stock, or 25,252 shares in the case of the Chair of the Board, and an RSU grant covering 10,133 shares, or 12,336 shares in the case of the Chair of the Board. These equity grants were made pursuant to the terms of the 2008 Plan. Stock options granted to our directors had an exercise price equal to the fair market value of our common stock on the date of grant and a term of ten years. In the event of a change in control, the directors’ awards will become fully vested.

For 2017, our Board reduced the aggregate value of the annual grants for continuing directors from $115,000 to $100,000 and from $140,000 to $125,000 for the Chair of our Board, still divided equally between stock options and RSUs. The new values generally approximate the 50th percentile of our peer group and will help minimize dilution to stockholders.

For the year ended December 31, 2016, each director, other than the Chair of the Board, who is not also one of our officers or employees, was compensated for his or her services as a director at the rate of $40,000 per year. The Chair of the Board received an annual retainer of $62,500 per year. The annual retainer was paid to our non-employee directors in equal quarterly installments. In addition to the annual retainer, the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees received an additional annual retainer of $26,000, $15,000 and $10,000, respectively. Each other member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee who is not one of our employees received an annual retainer of $13,000, $8,000 and $6,000, respectively. All directors, including those who are our officers or employees, were reimbursed for expenses incurred in connection with attending Board or committee meetings For 2017, our Board did not make any changes to the then-current cash compensation arrangements for our directors.

If any new director joins the Board, the Board will determine whether his or her compensation for his or her first year of service shall be different from the annual compensation described above.

DIRECTOR COMPENSATION—FISCAL 2016

The following table shows for the fiscal year ended December 31, 2016 certain information with respect to the compensation of all non-employee directors of Cerus who served in such capacity during 2016. Mr. Greenman and Dr. Corash received no compensation for their services as directors, and are not included in the table below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Stock Awards ($)(2)(3)(4)	Total ($)
Daniel N. Swisher, Jr.	81,500	75,003	75,003	231,506
Timothy B. Anderson	63,000	61,611	61,609	186,220
Bruce C. Cozadd	74,000	61,611	61,609	197,220
Gail Schulze	55,000	61,611	61,609	178,220
Frank Witney	48,000	61,611	61,609	171,220

(1)	The amounts reported in this column represent the grant-date fair value of all options granted during 2016, calculated in accordance with FASB ASC Topic 718, and do not take into account any estimated forfeitures. For additional information on the valuation assumptions with respect to these option grants, refer to Note 13 “Stock-Based Compensation” in our Form 10-K for the year ended December, 31, 2016.
(2)	The aggregate number of shares subject to outstanding stock options held by each director listed in the table above as of December 31, 2016 was as follows: 174,543 shares for Mr. Anderson; 257,043 shares for Mr. Cozadd; 254,837 shares for Ms. Schulze; 180,379 shares for Mr. Swisher and 125,743 shares for Dr. Witney. The aggregate number of shares subject to outstanding RSUs held by each director listed in the table above as of December 31, 2016 was as follows: 10,133 shares for Mr. Anderson; 10,133 shares for Mr. Cozadd; 10,133 shares for Ms. Schulze; 12,336 shares for Mr. Swisher and 10,133 shares for Dr. Witney.
(3)	The annual option grants become vested and exercisable in 12 equal monthly installments and the RSUs become vested on the one year anniversary of the grant date, with the grant date being the date of our annual meeting (or, if such date is not a market trading day, the first market trading day thereafter) and the final vesting date in each case being the earlier of the one-year anniversary of the grant date, or the day prior to the next annual meeting), so long as the director’s service is not interrupted during the period preceding each vesting date.
(4)	The amounts reported in this column represent the aggregate grant date fair value of RSU awards granted during 2016 calculated in accordance with FASB ASC Topic 718. The grant date fair value of each RSU award is measured based on the closing price of our common stock on the date of grant. These amounts do not reflect whether the director has actually realized or will realize a financial benefit from the awards upon the vesting of the granted RSUs, or the sale of the shares underlying such RSUs.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have a written related-person transactions policy pursuant to which, our Audit Committee has been delegated the authority to review the results of management’s efforts to monitor compliance with our programs and policies that are generally designed to ensure adherence to applicable laws and rules, as well as to our Ethics Code, including review and approval of related-party transactions. In addition, applicable NASDAQ rules require that our Audit Committee (or another independent body of the Board) conduct an appropriate review and oversight of all related-party transactions for potential conflict of interest situations on an ongoing basis. For these purposes, “related-person transactions” are generally those transactions required to be disclosed by us in proxy statements and annual reports that we file with the SEC in which certain categories of enumerated persons (including our executive officers and directors and their immediately family members, as well as our significant stockholders) have a direct or indirect material interest. In approving or rejecting a proposed related-person transaction, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence.

CERTAIN RELATED-PERSON TRANSACTIONS

Since January 1, 2016, there has not been, nor is there currently proposed, any transaction, arrangement or relationship(or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants in which the amount involves exceeds $120,000 other than compensation arrangements described under the caption “Executive Compensation” and the transactions described below. A “related person” is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Indemnification and Limitation of Director and Officer Liability

In July 1996, the Board authorized us to enter into indemnity agreements with each of our directors, executive officers and controller. The form of indemnity agreement provides that we will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, executive officer or controller, to the fullest extent permitted by our bylaws and Delaware law. In addition, our bylaws provide that we shall indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law, subject to certain limitations, and may also secure insurance, to the fullest extent permitted by Delaware law, on behalf of any director, officer, employee or agent against any expense, liability or loss arising out of his or her actions in such capacity. On April 24, 2009, the Board approved a new standard form of indemnity agreement and authorized us to enter into the new indemnity agreement with each of our directors, officers, employees and other agents. The new form of indemnity agreement continues to provide that we will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, officer, employee or other agent, to the fullest extent permitted by our bylaws and Delaware law.

Our amended and restated certificate of incorporation contains certain provisions relating to the limitation of liability of directors. Our amended and restated certificate of incorporation provides that a director shall not be personally liable to our stockholders or us for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to our stockholders or us, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The provision in the amended and restated certificate of incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Executive Employment Agreements and Severance Plan and Arrangements

We have entered into employment agreements with certain of our executive officers and maintain the Severance Plan for certain of our other executive officers, each of which, among other things, provide for certain severance and change of control benefits to our respective executive officers as more fully discussed in the section entitled “Employment, Severance and Change of Control Agreements.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or the full set of proxy materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Cerus Corporation stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, in the future you may: (1) notify your broker, (2) direct your written request to Corporate Secretary, Cerus Corporation, 2550 Stanwell Drive, Concord, CA 94520 or (3) contact our Corporate Secretary, Cerus Corporation at (925) 288-6000. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Lori L. Roll

Secretary

April 28, 2017

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2016 is available without charge upon written request to: Corporate Secretary, Cerus Corporation, 2550 Stanwell Drive, Concord, CA 94520.

Appendix A

CERUS CORPORATION

AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

1. GENERAL.

(a) Successor and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the Cerus Corporation 1999 Equity Incentive Plan, as amended and the Cerus Corporation 1998 Non-Officer Stock Option Plan (the “Prior Plans”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plans. Any shares remaining available for future awards under the Prior Plans as of the Effective Date (the “Prior Plans Available Reserve”) shall become available for issuance pursuant to Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the Prior Plans, and from and after June 7, 2017, all outstanding stock awards granted under the Cerus Corporation Inducement Plan (the “Inducement Plan”) shall remain subject to the terms of the Inducement Plan; provided, however, that (i) any shares subject to outstanding stock awards granted under the Prior Plans that, on or after the Effective Date, expire or terminate for any reason prior to exercise or settlement and (ii) any shares subject to outstanding stock awards granted under the Inducement Plan as of April 13, 2017 that, on or after June 7, 2017, expire or terminate for any reason prior to exercise or settlement (collectively, the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Awards, and to establish, amend and revoke rules and regulations for the Plan’s administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards.

(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and to bring the Plan and/or Stock Awards into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that the Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated to the Committee, Committees, subcommittee or subcommittees.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee which need not consist of Outside Directors the authority to grant Awards to eligible persons who are either (1) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee which need not consist of Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value pursuant to Section 13(v)(ii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) effect the reduction of the exercise price of any outstanding Option or Stock Appreciation Rights under the Plan (other than pursuant to Section 9 relating to adjustments upon changes in stock), or (ii) cancel any outstanding Options or Stock Appreciation Rights with an exercise price that is greater than the Fair Market Value on the date of cancellation in exchange for the grant in substitution therefore of cash or new Stock Awards under the Plan with an exercise price that is less than the original exercise price of the Options or Stock Appreciation Rights, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed 31,497,190 shares (the “Share Reserve”), which number includes the Prior Plans Available Reserve and the Returning Shares, if any, as such shares become available from time to time. For clarity, the Share Reserve is a limitation in the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award (i) expires or otherwise terminates without having been exercised in full or (ii) is settled in cash (i.e., the holder of the Stock Award receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of the Common Stock that may be issued pursuant to the Plan.

(b) Subject to subsection 3(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 5, or (B) a Stock Appreciation Right granted under subsection 6(c) with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; and (ii) one and sixty one hundredths (1.61) shares for each share of Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award.

(c) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance. If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(c)(i), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options. To the extent there is issued a share of Common Stock pursuant to a Stock Award that was counted as more than one share against the number of shares available for issuance under the Plan pursuant to Section 3(b) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 3(c), then the number of shares of Common Stock available for issuance under the Plan shall increase by one and sixty one hundredths (1.61) shares.

(ii) Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option, and any shares repurchased by the Company on the open market with the proceeds of the exercise price of an Option shall not again become available for issuance under the Plan.

(d) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3(d), subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be the Share Reserve.

(e) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted (that is, Options or Stock Appreciation Rights) covering more than eight hundred thousand (800,000) shares of Common Stock.

(f) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a parent corporation or subsidiary corporation (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Consultants. A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is a natural person, or because of any other rule governing the use of Form S-8.

5. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

(c) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(c) are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an Incentive Stock Option may be deemed to be a Nonqualified Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(e) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, in the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g) Extension of Termination Date. Unless otherwise provided in an Optionholder’s Option Agreement, if the exercise of the Option following the termination of the Optionholder’s Continuous Service would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the original post-termination exercise period applicable to such Award during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. In addition, unless otherwise provided in an Optionholder’s Option Agreement, if the sale of the Common Stock received upon exercise of an Option following the termination of the Optionholder’s Continuous Service would violate the Company’s insider trading policy, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the original post-termination exercise period applicable to such Award during which the exercise of the Option would not be in violation of the Company’s insider trading policy, (ii) the 15th day of the third month after the date on which the Option would cease to be exercisable but for this Section 5(g), or such longer period as would not cause the Option to become subject to Section 409A(a)(1) of the Code; or (iii) the expiration of the term of the Option as set forth in the Option Agreement.

(h) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated as the beneficiary of the Option upon the Optionholder’s death, but only within the period ending on the earlier of (A) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (B) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate. If the Optionholder designates a third party beneficiary of the Option in accordance with Section 5(d)(iii), then upon the death of the Optionholder such designated beneficiary shall have the sole right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(j) Non-Exempt Employees. No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) past or future services actually or to be rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award.

(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock

Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(d) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of

Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum number of shares that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(d)(i) shall not exceed five hundred thousand (500,000) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum value that may be granted to any Participant in a calendar year attributable to Performance Cash Awards described in this Section 6(d)(ii) shall not exceed one million dollars ($1,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c) No Obligation to Notify. The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has exercised the Stock Award pursuant to its terms and the Participant shall not be deemed to be a stockholder of record until the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the

Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; or (iv) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(d), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d) and 6(d)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i) Stock Awards May Be Assumed. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.

(ii) Stock Awards Held by Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time at which such Stock Awards may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Persons other than Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (A) the fair market value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. Unless sooner terminated by the Board pursuant to Section 2, the Plan shall automatically terminate on April 21, 2023. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11. EFFECTIVE DATE OF PLAN.

This Plan originally became effective on the Effective Date. This amendment and restatement of the Plan is effective June 7, 2017.

12. CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the definitions contained in this Section 13 shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(e) “Cause” means with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction . Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For clarity, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Cerus Corporation, a Delaware corporation.

(k) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(l) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

(o) “Director” means a member of the Board.

(p) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(q) “Effective Date” means the original effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2008. This restatement of the Plan document is effective on June 7, 2017, the date of the annual meeting of the stockholders of the Company held in 2017.

(r) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(s) “Entity” means a corporation, partnership, limited liability company or other entity.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date of the Plan as set forth in Section 11, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(w) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(y) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(bb) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(cc) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

(dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ee) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ff) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ii) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(d)(ii).

(jj) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(ll) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(mm) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(d)(i).

(nn) “Plan” means this Cerus Corporation 2008 Equity Incentive Plan.

(oo) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(pp) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(qq) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(rr) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(tt) “Securities Act” means the Securities Act of 1933, as amended.

(uu) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(vv) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(ww) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(xx) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(yy) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital) of more than fifty percent (50%).

(zz) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

CERUS CORPORATION

ATTN: LORI ROLL

2550 STANWELL DRIVE

CONCORD, CA 94520

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 6, 2017. Have your proxy card and other proxy materials including the control number set forth in the Notice Regarding the Availability of Proxy Materials (the “Notice”) in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy notices, proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 6, 2017. Have your proxy card and other proxy materials including the control number set forth in the Notice, in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E10526-P76128	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CERUS CORPORATION The Board of Directors recommends you vote “FOR ALL” of the nominees for director set forth in Proposal 1, and “FOR” Proposals 2, 3 and 4.				To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposal 1: Directors	For All	Withhold All	For All Except	Vote on Proposal 4: Independent Registered Public Accounting Firm	For	Against	Abstain

1.   To elect the following three nominees for director to the Board of Directors of the Company to hold office until the 2020 Annual Meeting of Stockholders:

Nominees:

    •  Timothy B. Anderson

    •  Bruce C. Cozadd

    •  William M. Greenman

	☐	☐	☐

4.   To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

					☐	☐	☐

Vote on Proposal 2: Amendment and Restatement of the Company’s 2008 Equity Incentive Plan	For	Against	Abstain

2.   To approve an amendment and restatement of the Company’s 2008 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 6,000,000 shares and to make certain other changes thereto as described further in the accompanying Proxy Statement.

	☐	☐	☐
Vote on Proposal 3: Advisory Vote on Executive Compensation	For	Against	Abstain
3. To approve, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement.	☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is made, this proxy will be voted “For All” of the nominees set forth in Proposal 1, and “For” Proposals 2, 3 and 4. If any other matters are properly brought before the meeting, the persons named on this proxy will vote on those matters in accordance with their best judgment.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and our Annual Report which includes the Annual Report on Form 10-K are available at www.proxyvote.com.

E10527-P76128

CERUS CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE

2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2017.

The undersigned hereby appoints CHRYSTAL N. MENARD and LORI L. ROLL, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cerus Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Cerus Corporation to be held at the Company’s principal executive offices, located at 2550 Stanwell Drive, Concord, California 94520, on Wednesday, June 7, 2017 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.